Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-263376

Market-Linked Securities Product Supplement

Linked to

One or More Equities,

Indices, or

Baskets of Equities and/or Indices

Product Supplement

Dated May 27, 2022

(To Prospectus dated May 27, 2022)

The Securities

UBS AG may offer and sell Market-linked Securities (the “Securities”) from time to time.

The Underlier(s)

Each of the Securities may be linked to one or more of the following:

➢a common stock, including an American depositary receipt (an “ADR”), of a specific company,

➢a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying equity”),

➢an index (an “underlying index”, and together with an underlying equity, an “underlying asset”), or

➢a weighted basket (an “underlying basket”) comprised of underlying equities and/or underlying indices (each a “basket asset”).

General Terms

This product supplement describes some of the general terms and features that may apply to the Securities and the general manner in which they may be offered. The applicable prospectus supplement and applicable final terms supplement (together, the “applicable supplements”) to this product supplement will describe the specific terms of any Securities that we offer, including (i) the underlying asset(s) or underlying basket(s) and (ii) the specific manner in which such Securities may be offered, and such terms may supplement or differ from those herein.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable supplements, the following hierarchy will govern: first, the applicable final terms supplement; second, the applicable prospectus supplement; third, this product supplement; and last, the accompanying prospectus.

Unless otherwise specified in the applicable supplements, the general terms of the Securities are described in this product supplement and include the following:

Issuer:	UBS AG (“UBS”)
Booking Branch:	The booking branch of UBS will be specified in the applicable supplement.
Issue Price:	The issue price per Security will be set equal to 100% of the principal amount of each Security.
Trade Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.
Settlement Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.
Valuation Date(s):

One or more dates specified in the applicable supplement on which the applicable level of an underlying asset or underlying basket will be observed, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “—Valuation Dates”.

Valuation Period(s):

If applicable, one or more periods specified in the applicable supplement on which the applicable level of an underlying asset or underlying basket will be observed, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “—Valuation Periods”.

Payment Date(s):

As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “—Payment Dates”.

Maturity Date:

As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date”.

Principal Amount:

Each Security will have either:

●a principal amount of $10 per Security (with a minimum investment of 100 Securities for a total of $1,000);

●a $1,000 principal amount per Security (with a minimum investment of either 1 Security or 10 Securities for a total of $1,000 or $10,000 respectively); or

●such other principal amount and minimum investment as specified in the applicable supplement.

No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable supplement.
Calculation Agent:	Unless otherwise specified in the applicable supplement, UBS Securities LLC.

See “Risk Factors” beginning on page PS-9 of this product supplement for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Securities LLC

Product Supplement dated May 27, 2022

i

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this product supplement together with the prospectus dated May 27, 2022, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series B, of which the Securities are a part and any applicable supplements related to the Securities that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov (or if such address has changed, by reviewing our filings for the relevant date on the SEC website).

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

ii

TABLE OF CONTENTS

Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-26
The Securities are Part of a Series	PS-26
Denomination	PS-26
Coupons	PS-27
Early Redemption	PS-27
Payment at Maturity for the Securities	PS-28
Defined Terms Relating to Payment on the Securities	PS-29
Valuation Dates	PS-30
Valuation Periods	PS-31
Payment Dates	PS-31
Closing Level	PS-32
Intraday Level	PS-32
Market Disruption Events	PS-33
Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation	PS-37
Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset	PS-38
Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset	PS-42
Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity	PS-46
Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility	PS-47
Delisting, Discontinuance or Modification of, or Change in Law Affecting, an ETF	PS-47
Change in Law	PS-48
Redemption Price Upon Optional Tax Redemption	PS-49
Default Amount on Acceleration	PS-49
Default Amount	PS-49
Default Quotation Period	PS-50
Qualified Financial Institutions	PS-50
Manner of Payment and Delivery	PS-50
Regular Record Dates for Coupons	PS-50
Trading Day	PS-50
Business Day	PS-50
Role of Calculation Agent	PS-51
Booking Branch	PS-51
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-76
Supplemental Plan of Distribution (Conflicts of Interest)	PS-77

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	6
Swiss Regulatory Powers	9
Use of Proceeds	10
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	31
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Floating Rate Securities	55
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement together with any applicable prospectus supplement (collectively, the “applicable supplements”) will specify the underlying asset or underlying basket and the specific pricing terms for that issuance and will indicate any changes to the general terms specified below. In some instances, UBS AG may prepare a pricing supplement on the trade date, in lieu of a final terms supplement and related prospectus supplement. References in this product supplement to the “applicable supplements” or the “applicable final terms supplement” will also refer to the applicable pricing supplement as the context may require. You should read the applicable supplements in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean the Market-linked Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants”, dated May 27, 2022, of UBS.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable supplements, the following hierarchy will govern: first, the applicable final terms supplement; second, the applicable prospectus supplement; third, this product supplement; and last, the accompanying prospectus.

Specific Terms of Each Security Will Be Described in the Applicable Supplements

In addition to the terms described elsewhere in this product supplement, the following general terms may apply to the Securities. The applicable supplements accompanying this product supplement will describe the specific terms of your Securities. The terms described therein modify or supplement those described herein and in the accompanying prospectus. The applicable supplement may use different defined terms than those used herein to describe the Securities.

You should read any applicable supplements in conjunction with this product supplement and the accompanying prospectus.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Securities that may be identical in all respects, except that each offering may provide different payment or return features, be linked to the performance of one or more different underlying assets or underlying baskets and will be subject to the particular terms of the respective Securities set forth in the applicable supplements. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as specified in the applicable supplements. The performance of each offering of the Securities will depend solely upon the performance of the underlying asset(s) or underlying basket(s) to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Denomination

Each Security will have either:

➢a principal amount of $10 per Security (with a minimum investment of 100 Securities for a total of $1,000);

➢a $1,000 principal amount per Security (with a minimum investment of either 1 Security or 10 Securities for a total of $1,000 or $10,000 respectively); or

➢or such other principal amount and minimum investment as specified in the applicable supplement.

Purchases in excess of the respective minimum investments may be made in integrals of one Security. Purchases and sales of Securities made in the secondary market, if any exists, are not subject to the respective minimum investments.

Coupons

The applicable supplement will specify whether the Securities will pay any coupons during the term of the Securities.

Contingent Coupon Feature

The applicable supplement may specify that a “contingent coupon” is applicable for the Securities, in which case UBS may pay a contingent coupon, for each Security you own during the term of the Securities, periodically in arrears on the applicable payment date, based on the performance of one or more underlying assets or underlying baskets on the applicable valuation date(s) or during the applicable valuation period.

The contingent coupon may be a fixed amount based upon a rate per annum (the “coupon rate”), each as specified in the applicable supplement. The applicable supplement may specify that the coupon rate will be a variable or floating rate, in which case the contingent coupon will be a non-fixed amount based on unequal installments at such coupon rate.

The applicable supplement may specify that a contingent coupon is subject to a “coupon barrier”, in which case the payment of a contingent coupon may be based on whether the performance of one or more underlying assets or underlying baskets is equal to or greater than its coupon barrier on the applicable valuation date(s) or during the applicable valuation period. The coupon barrier of an underlying asset or underlying basket may be based on a percentage of its initial level and may be adjusted in the case of antidilution, reorganization and certain other events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity’ and “— Change in Law”.

Unlike ordinary debt securities, UBS will not necessarily pay periodic coupons. You must be willing to accept that if one or more underlying assets or underlying baskets on the applicable valuation date(s) or during the applicable valuation period performs unfavorably to you, UBS will not pay the contingent coupon on the corresponding payment date.

Contingent coupons on the Securities are not guaranteed. UBS will not pay you the contingent coupon for any applicable valuation date(s) or valuation period(s) on which one or more underlying assets or underlying baskets perform unfavorably to you based on the terms specified in the applicable supplement.

Fixed Coupon Feature

The applicable supplement may specify that UBS will pay a coupon at the coupon rate, for each Security you own during the term of the Securities, periodically in arrears on the applicable payment date, regardless of the performance of any underlying asset or underlying basket on any valuation date or during the applicable valuation period.

Early Redemption

Automatic Call Feature

The applicable supplement may specify that UBS will automatically call the Securities (an “automatic call”) based on the performance of one or more underlying assets or underlying baskets on the applicable valuation date(s) or during the applicable valuation period. If the Securities are subject to an automatic call, UBS will pay on the payment date corresponding to the applicable valuation date(s) or valuation period an amount specified in the applicable supplement. Following an automatic call, no further payments will be made on the Securities.

The applicable supplement may specify that an automatic call is subject to a “call threshold”, in which case UBS will automatically call the Securities based on whether the performance of one or more underlying assets or underlying baskets is equal to or greater than its call threshold on the applicable valuation date(s) or during the applicable valuation period. The call threshold of an underlying asset or underlying basket may be based on a percentage of its initial level and may be adjusted in the case of antidilution, reorganization and certain other events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity’ and “— Change in Law”.

Issuer Call Feature

The applicable supplement may specify that UBS may elect to call the Securities at its discretion in whole, but not in part (an “issuer call”), on the applicable valuation date(s) or during the applicable valuation period, regardless of the performance of any underlying asset or underlying basket. If UBS elects to call the Securities, UBS will pay on the payment date corresponding to the applicable valuation date(s) or valuation period an amount specified in the applicable supplement. Following an issuer call, no further payments will be made on the Securities.

Holder Redemption Feature

The applicable supplement may specify one or more dates or periods preceding a payment date on which the holder of the Securities may redeem their Securities. Unless otherwise stated in the applicable supplement, if a redemption date (or, in the case of a redemption period, each relevant date during such period) specified in the applicable supplement is not a business day, that redemption date will be the next following business day.

Payment at Maturity for the Securities

If the Securities are not subject to an applicable early redemption, the applicable supplement will specify the formula or method of calculation for any delivery of a number of shares (a “share delivery amount”) of an underlying equity or any cash payment, as applicable, for each Security that you hold, that will be based on the performance of one or more underlying assets or underlying baskets.

The applicable supplement may specify a “participation rate”, “leverage factor” or “gearing” for the Securities. The participation rate may be expressed as a positive number or percentage equal to, greater than or less than 1.0 or 100%, respectively, in which case the payment at maturity for the Securities may be based on the performance of one or more underlying assets or underlying baskets on the applicable valuation date(s) or during the applicable valuation period, as may be multiplied by the participation rate. As further specified in the applicable supplement, the participation rate may enhance or, if less than 1.0 or 100%, reduce any favorable performance or, conversely, any loss on the relevant underlying asset(s) or underlying basket(s).

The applicable supplement may specify a “maximum gain”, “cap” or “maximum payment at maturity” for the Securities, in which case any applicable amounts payable will be limited based on the specified maximum gain.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not subject to an applicable early redemption, you may lose some, a significant portion or all of your initial investment.

Any payment or delivery on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations, you may not receive any amounts or shares owed to you under the Securities and you could lose all of your initial investment.

Defined Terms Relating to Payment on the Securities

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset or underlying basket minus the initial level of the underlying asset or underlying basket, divided by (ii) the initial level of the underlying asset or underlying basket. Expressed as a formula:

Final Level – Initial Level
Initial Level

In the case of an offering of the Securities linked to an underlying basket, the underlying return may be referred to as the “basket return”, or in such other manner as may be specified in the applicable supplement.

Unless otherwise provided and as further specified in the applicable supplement, the “initial level” will be with respect to:

➢an underlying equity, the closing level of such underlying equity on the trade date,

➢an underlying index, the closing level of such underlying index on the trade date, or

➢an underlying basket, 100.

The applicable supplement may specify an “initial valuation period” or “lookback entry”, in which case the initial level may be the highest or lowest applicable level of an underlying asset or underlying basket during the initial valuation period as further specified in the applicable supplement.

The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution, reorganization and certain other events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity’ and “— Change in Law”.

Unless otherwise provided and as further specified in the applicable supplement, the “final level” will be, with respect to:

➢an underlying equity, the closing level of such underlying equity on the final valuation date,

➢an underlying index, the closing level of such underlying index on the final valuation date, or

➢an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket assets measured on the applicable valuation date(s) or valuation period(s).

The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution, reorganization and certain other events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity’ and “— Change in Law”.

The calculation agent may adjust the terms of the Securities for an underlying asset or underlying basket in the case of antidilution, reorganization and certain other events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity’ and “— Change in Law”.

If the applicable supplement specifies that the Securities are linked to the “least performing” or “worst performing” underlying asset or underlying basket, the specified amounts payable on such Securities will be based on the underlying asset or underlying basket with the lowest performance on the applicable valuation date(s) or valuation period(s), as compared to the other underlying assets or underlying baskets, all as further specified in the applicable supplement.

If the applicable supplement specifies that the Securities are linked to the “greatest performing” or “best performing” underlying asset or underlying basket, the specified amounts payable on such Securities will be based on the underlying asset or underlying basket with the highest performance on the applicable valuation date(s) or valuation period(s), as compared to the other underlying assets or underlying baskets, all as further specified in the applicable supplement.

If the applicable supplement specifies that the Securities are linked to the “relative performance” or “outperformance” of the underlying assets or underlying baskets, the specified amounts payable on such Securities will be based on the performance of an underlying asset or underlying basket relative to one or more other underlying assets or underlying baskets on the applicable valuation date(s) or valuation period(s), all as further specified in the applicable supplement.

If the applicable supplement specifies that the Securities are linked to the “inverse performance” of one or more underlying assets or underlying baskets, the specified amounts payable on such Securities will be based on the inverse performance of one or more underlying assets or underlying baskets. For example, if the terms of a Security specify that such Security is subject to an automatic call if the closing level of an underlying asset is equal to or greater than its initial level, an otherwise equivalent Security linked to the inverse performance of such underlying asset will be subject to an automatic call if the closing level of such underlying asset is equal to or less than its initial level.

Valuation Dates

We refer to each date on which the applicable level of an underlying asset or underlying basket is referenced in the determination of any amounts payable as a “valuation date”. The applicable supplement may also refer to a valuation date as an “observation date,” a “review date,” a “determination date” or any other term specified in the applicable supplement.

Trade Date

We refer to the date on which the Securities are initially priced for sale to the public as the “trade date,” and such date will, unless otherwise specified in the applicable supplement, be the date on which the initial level is observed and the remaining terms of the Securities are established.

Averaging Dates

If the applicable supplement specifies an averaging date feature, the “averaging dates” will be the specified trading days ending on and including the specified valuation date on which the applicable level of an underlying asset or underlying basket is determined. Such applicable level of an underlying asset or underlying basket will be determined based on the arithmetic average of the applicable levels determined on the specified averaging dates.

Final Valuation Date

We refer to the valuation date on which the final level of an underlying asset or underlying basket is determined as the “final valuation date”.

Each valuation date for your Securities will be the date specified in the applicable supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to an underlying asset or a basket asset, as applicable. In that event, the applicable valuation date for the disrupted underlying asset or basket asset, as applicable, may be postponed as described under “General Terms of the Securities — Market Disruption Events”. In no event, however, will any applicable valuation date be postponed by more than eight trading days, except as described under “General Terms of the Securities — Market Disruption Events — For Securities which reference averaging dates”, and in no event will the last valuation date in a valuation period be postponed by more than eight trading days. As a result, a payment date, including the maturity date, for the Securities could also be postponed as described under “— Payment Dates”.

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket asset included in such underlying basket will not necessarily be a market disruption event for another basket asset included in such underlying basket. If, on the originally scheduled valuation date, no market disruption event with respect to a particular basket asset occurs or is continuing, then the determination of the applicable level relating to such basket asset will be made on the originally scheduled valuation date and will not be postponed with respect to such basket asset, irrespective of the occurrence of a market disruption event on such valuation date with respect to one or more of the other basket assets.

A postponement of a valuation date for a particular offering of the Securities will not affect a valuation date for any other offering of the Securities.

Unless otherwise specified in the applicable supplement, if a valuation date specified in the applicable supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Valuation Periods

We refer to each period during which the applicable level(s) of an underlying asset or underlying basket is referenced on one or more valuation dates during such period as a “valuation period”. The applicable supplement will specify the first and last day of each valuation period. As described further under “General Terms of the Securities — Market Disruption Events”, the calculation agent may postpone a valuation date during a valuation period for an underlying asset or basket asset if a market disruption event occurs or is continuing on such day with respect to such underlying asset or basket asset. Unless otherwise specified in the applicable supplement, a postponement of the end date of a valuation period shall have no effect on the end date of any subsequent valuation periods.

Payment Dates

The applicable supplement will specify the “payment date” on which amounts will or may be payable, as applicable, with respect to the Securities. Unless otherwise stated in the applicable supplement, if the applicable payment date stated therein is not a business day, such payment date will be the next following business day.

Unless otherwise specified in the applicable supplement, if the applicable valuation date or the last day of a valuation period is postponed, the corresponding payment date will also be postponed to maintain the same number of business days between the latest postponed valuation date or last day of a valuation period and the corresponding payment date as existed prior to such postponement(s).

Unless otherwise specified in the applicable supplement, any amount payable on a payment date that has been postponed pursuant to a market disruption event will be paid with the same effect as if paid on the originally scheduled payment date.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable supplement. If the Securities are not subject to an applicable early redemption, the Securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. As discussed under “—Valuation Dates”, the calculation agent may postpone a valuation date, including the final valuation date, for an underlying asset or a basket asset, as applicable, if a market disruption event occurs or is continuing with respect to such underlying asset or basket asset on a day that would otherwise be a valuation date. We describe market disruption events under “General Terms of the Securities — Market Disruption Events”.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Closing Level

Closing Level for an Underlying Equity

Unless otherwise specified in the applicable supplement, the “closing level” of any underlying equity on any trading day means:

➢if the underlying equity (or such other security) is listed or admitted to trading on a major U.S. exchange or market, the last reported sale price, regular way (or, in the case of Nasdaq, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying equity (or such other security) is listed or admitted to trading; or

➢if, following certain reorganization events affecting the underlying equity, a change in law or delisting or suspension of trading in the underlying equity, the underlying equity is substituted or replaced by a security quoted and traded in a non-U.S. currency, the official closing price for such non-U.S. security on the primary non-U.S. exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “General Terms of the Securities — Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”); or

➢if the underlying equity (or such other security) is not listed or admitted to trading on any major U.S. exchange or market but is included on an eligible interdealer quotation system, the last reported sale price during the principal trading session on such day; or

➢otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Closing Level for an Underlying Index

Unless otherwise specified in the applicable supplement, the “closing level” of any underlying index on any trading day means:

➢the closing level of such underlying index; or

➢if any underlying index is unavailable, any successor index or alternative calculation of such index,

published following the regular official weekday close of the principal trading session(s) of the primary exchange(s) for the underlying constituents of such index, each as determined by the calculation agent.

Intraday Level

Intraday Level for an Underlying Equity

Unless otherwise specified in the applicable supplement, the “intraday level” of any underlying equity on any trading day means a reported sale price for such underlying equity (or such other security) during the principal trading session on such day on the principal U.S. securities exchange registered under the Exchange Act, on which the underlying equity (or such other security) is listed or admitted to trading. To the extent an underlying equity is quoted and traded in a non-U.S. currency, or is otherwise not listed on any major U.S.

exchange or market, the intraday level will be determined by the calculation agent as specified in the applicable supplement.

Intraday Level for an Underlying Index

Unless otherwise specified in the applicable supplement, an “intraday level” of any underlying index on any trading day will be determined based on an intraday level of such underlying index or any successor index or alternative calculation of such underlying index published during the principal trading session(s) of the primary exchange(s) for the underlying constituents of such index, as determined by the Calculation Agent.

What are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of an investment in certain offerings of the Securities are uncertain. Some of these tax consequences are summarized below in the discussion under “Material U.S. Federal Income Tax Consequences”. However, prospective investors are urged to read the discussion in the applicable supplements relating to their Securities and discuss the tax consequences in light of their particular situation with their tax advisor.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of certain Securities (including, in particular, Securities that are not treated as indebtedness for U.S. federal income tax purposes), and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of certain Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as described below under “Material U.S. Federal Income Tax Consequences” or in the applicable supplements. If the IRS were successful in asserting an alternative treatment, the tax consequences of owning and disposing of the Securities could be materially and adversely affected. In addition, in 2007, the IRS released Notice 2008-2 that may affect the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, and the IRS and the U.S. Department of the Treasury (the “Treasury”) are actively considering various issues relating to such instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in certain Securities, possibly with retroactive effect. Prospective investors should review the discussion under “Material U.S. Federal Income Tax Consequences” and the discussion in the applicable supplements relating to an offering of Securities for a discussion of the tax treatment and possible alternative treatments of the Securities.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by Notice 2008-2) and any shares of an underlying asset received, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of any underlying equity issuer and/or any underlying constituent issuers, as applicable).

Risk Factors

Risk Factors

The return on the Securities is linked to the performance of one or more underlying assets or underlying baskets. Investing in the Securities is not equivalent to a direct investment in the applicable underlying asset(s), underlying basket(s) or the underlying constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the specific risks of your Securities described in the applicable supplement, the other information in this product supplement and the accompanying prospectus before investing in the Securities.

RISKS RELATED TO CREDIT AND RETURN CHARACTERISTICS

The Securities differ from conventional debt securities and may not pay interest or return any or all of your principal amount. You may lose some, a significant portion or all of your principal amount at maturity. The Securities will not pay any periodic coupon payments unless specified in the applicable supplement, and any periodic coupon payments may be contingent on the performance of one more underlying assets or underlying baskets.

The contingent repayment of principal applies only at maturity or upon an early redemption, as applicable. You should be willing to hold your Securities to maturity. If you are able to sell your Securities in the secondary market prior to maturity or, if applicable, prior to an early redemption, you may have to sell them at a loss relative to your initial investment even if the applicable underlying assets or underlying basket are performing favorably to you. All payments on the Securities are subject to the creditworthiness of UBS.

The determination of any amounts payable and, if applicable, whether the Securities are subject to an automatic call, does not take into account all developments in the level of an underlying asset or underlying basket. The calculation of any amounts payable on the Securities and, if applicable, whether the Securities are subject to an automatic call, may not reflect changes in the levels of the underlying asset(s) or underlying basket(s) during the periods between each applicable valuation date or valuation period, as applicable, may not be reflected in the determinations of any amounts payable on the Securities or, if applicable, whether the Securities are subject to an automatic call, or the calculation of the amount payable at maturity of the Securities. The calculation agent will determine any amounts payable on the Securities and, if applicable, whether the Securities are subject to an automatic call, by observing only the applicable levels of the underlying asset(s) or underlying basket(s) on each applicable valuation date or valuation period. If the Securities are not subject to an applicable early redemption, the calculation agent will calculate the payment at maturity based on the performance of one or more underlying assets or underlying baskets only on the applicable valuation dates or valuation periods. No other levels or values will be taken into account. As a result, you may lose some, a significant portion or all of your initial investment even if the level of one or more underlying assets or underlying baskets have performed favorably at certain times during the term of the Securities before rising or falling to applicable levels unfavorable to you on the applicable valuation dates or periods.

There can be no assurance that the investment view implicit in the Securities will be successful. It is impossible to predict whether and the extent to which the level of an underlying asset or underlying basket will rise or fall and there can be no assurance that any underlying asset or underlying basket will perform favorably for a holder under the terms of the Securities specified in the applicable supplement. The levels of an underlying asset or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of an underlying equity (the “underlying equity issuer”), the respective issuers of any underlying constituents (“underlying constituent issuers”) or the constituent commodities (“constituent commodities”) of an index or ETF (collectively with the underlying equity constituents, the “underlying constituents”). If an underlying asset or basket asset, as applicable, is an equity, you should be willing to accept the risks of owning equities in general and each such underlying equity in particular, and the risk of losing some, a significant portion or all of your initial investment. If an underlying asset or basket asset is an index or ETF, you should be willing to accept the risks associated with the relevant markets tracked by each such index or ETF in general and its underlying constituents in particular, and the risk of losing some, a significant portion or all of your initial investment.

Any payment or delivery on the Securities is subject to the creditworthiness of UBS. The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment or delivery to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Securities and, if UBS were to default on its obligations, you may not receive any payments or deliveries owed to you under the terms of the Securities and you could lose all of your initial investment.

Risk Factors

You will not receive dividend payments on any underlying equity or underlying constituents or have the same rights as holders of any underlying equity or underlying constituent. You will not receive any dividend payments or other distributions on any underlying equity or underlying constituents unless otherwise specified in the applicable supplement. As an owner of the Securities, you will not have voting rights or any other rights that holders of any underlying equity or underlying constituents may have. The return on your Securities will not reflect the return you would realize if you actually owned the underlying assets, basket assets or underlying constituents and held such investment for a similar period because:

➢the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of an underlying asset, basket asset or the underlying constituents during the term of the Securities, and not on their performance on the applicable valuation date(s) or valuation period(s);

➢in the case of a direct investment in any underlying equity or underlying equity constituents, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;

➢an investment directly in an underlying asset, basket asset or the underlying constituents is likely to have tax consequences that are different from an investment in the Securities; and

➢an investment directly in an underlying asset, basket asset or the underlying constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in such assets, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

You have limited protection in the case of antidilution and reorganization events. For antidilution and reorganization events affecting an underlying equity, the calculation agent may adjust the initial level, call threshold, coupon barrier, downside threshold, and/or final level, as applicable, of the affected underlying equity and any other term of the Securities or, as discussed further below, replace the underlying equity. However, the calculation agent is not required to adjust the terms of the Securities for every corporate event that could affect an underlying equity. For example, the calculation agent is not required to make any adjustments if an underlying equity issuer or anyone else makes a partial tender offer or a partial exchange offer with respect to an underlying equity. An event that does not require the calculation agent to make an adjustment may materially and adversely affect the market value of, and return on, the Securities. In addition, the calculation agent will make all determinations and calculations concerning any such adjustment and may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, the manner described in this product supplement or the applicable supplements as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Role of Calculation Agent” for a description of the items that the calculation agent is responsible for determining. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the market value of, and return on, the Securities.

In some circumstances, the payment you receive on the Securities may be based on securities issued by a different issuer and not on the original underlying equity.

Reorganization Events: If an underlying equity is subject to certain reorganization events relating to the respective underlying equity issuer, the determination of any amounts payable and, if applicable, whether the Securities are subject to an automatic call, may be based on the equity security of a successor to the respective underlying equity issuer, with potential further adjustments based on any cash or any other assets received by, resulting from or otherwise retained by hypothetical holders of the underlying equity in such reorganization event, which may include securities quoted and traded in a non-U.S. currency. If any underlying equity issuer becomes subject to a reorganization event (as defined herein) and the relevant distribution property (as defined herein) consists solely of non-stock distribution property, the calculation agent may select a substitute security to replace the underlying equity as defined below under “General Terms of the Securities — Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”. The occurrence of these reorganization events and the consequent adjustments may materially and adversely affect the market value of, and return on, the Securities. We describe the specific reorganization events that may lead to these adjustments and the procedures for selecting distribution property or a substitute security in the section of this product supplement called “General Terms of the Securities — Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”. The calculation agent will make any such adjustments in order to achieve an equitable result.

Risk Factors

ADRs: If an underlying equity is an ADR and the ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, nor included on an eligible interdealer quotation system, or if the ADR facility between the non-U.S. stock issuer and the ADR depositary is terminated for any reason, the determination as to any amounts payable and, if applicable, whether the Securities are subject to an automatic call will be based on either the non-U.S. stock or a substitute security selected in the manner described above. Such delisting of the ADRs or termination of the ADR facility and the consequent adjustments may materially and adversely affect the market value of, and return on, the Securities. We describe such delisting of the ADRs or termination of the ADR facility and the consequent adjustments in the section of this product supplement called “General Terms of the Securities — Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility”.

Delisting, suspension or discontinuance: If either a common stock or an ETF that is serving as an underlying equity is delisted or trading is suspended, or the ETF is otherwise discontinued, the underlying equity may be replaced with a security issued by another company, or in the case of an ETF, may be replaced with a share of another ETF or a basket of securities, futures contracts, commodities or other assets. Such delisting or suspension of trading in an underlying equity, or discontinuance of an ETF, and the consequent adjustments may materially and adversely affect the market value of, and return on, the Securities. We describe such discontinuance, delisting or suspension of trading in an underlying equity or ETF and the consequent adjustments in the sections of this product supplement called “General Terms of the Securities — Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” and “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF”, respectively.

Change in law: If an underlying equity issuer is organized or primarily operates in a country other than the U.S., then, unless otherwise specified in the applicable supplement, upon the occurrence of a change in law affecting such an underlying equity, the calculation agent may select a substitute security, substitute ETF or replacement basket, in the manner described above, as further described herein under “General Terms of the Securities — Change in Law”. Additionally, in the case of an ETF, if a change in law has occurred or the sponsor of the target index or investment adviser for such ETF modifies or reconstitutes the target index or the ETF in response to what otherwise would have been a change in law, then the calculation agent may make calculations and adjustments as it deems necessary in order to account for the economic effect of such event or to give effect to such change in law. For instance, pursuant to certain U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China (the “PRC”) military, intelligence and security apparatus and public subsidiaries that are either 50% or more owned by, or controlled by, a Treasury-specified company. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. The scope and application of the executive orders remain unclear. If an underlying equity issuer became subject to the executive orders, a similar bill, other executive action or other legal restriction, the underlying equity may be replaced and any such action could adversely affect the market value of, and return on, the Securities. We describe a change in law and the consequent adjustments in the section of this product supplement called “General Terms of the Securities — Change in Law”.

The calculation agent can postpone the determination of an applicable level of an underlying asset, underlying basket or any basket asset, and therefore any valuation date and payment date, if a market disruption event occurs on the applicable valuation date. The calculation agent will determine the applicable level(s) of an underlying asset, underlying basket or any basket asset on each applicable valuation date. The determination of the applicable level(s) with respect to those dates may be postponed with respect to an underlying asset, underlying basket or a basket asset if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying asset or basket asset on such date. If such a postponement occurs, the calculation agent will determine the applicable level(s) of the underlying asset, underlying basket or basket asset by reference to the applicable level(s) for the underlying asset or affected basket asset at a time on which no market disruption event occurs or is continuing with respect to such underlying asset or affected basket asset as discussed further under “General Terms of the Securities — Market Disruption Events”.

In no event, however, will any applicable valuation date be postponed by more than eight trading days, except as described under “General Terms of the Securities — Market Disruption Events — For Securities which reference averaging dates”, and in no event will the last valuation date in a valuation period be postponed by more than eight trading days. As a result, a payment date, including the maturity date, for the Securities could also be postponed, although not by more than eight trading days. If the determination of the applicable level(s) of the underlying asset or affected basket asset on any applicable valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying asset or basket asset on that day, the calculation agent will nevertheless determine the applicable level(s) of the underlying asset or basket asset on such day. In such an event, the calculation agent will estimate the applicable level(s) for such underlying asset or basket asset that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Securities — Market Disruption Events”, which may adversely affect the return on your investment in the Securities. If a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset on the originally-scheduled applicable valuation date, applicable payment date will be postponed to maintain the same number of business days leading to the relevant payment date as existed prior to the postponement(s). The calculation agent may also postpone the determination of the initial level of an underlying asset or the basket assets, as applicable, for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset on the applicable date(s). If the determination of the initial level is postponed, the calculation

Risk Factors

agent may adjust the subsequent valuation date(s) and payment date(s), including the maturity date, to ensure that the stated term of that offering of the Securities remains the same.

The Securities are not bank deposits. An investment in the Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the Securities, the price or value of their investment in the Securities and/or the ability of UBS to satisfy its obligations under the Securities and could lead to holders losing some or all of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risk Factors

RISKS RELATED TO COUPON FEATURES

If the applicable supplement specifies potential contingent coupons, you may not receive any contingent coupons with respect to your Securities. If the applicable supplement specifies potential contingent coupons, UBS will not necessarily make such periodic coupon payments on the Securities. UBS will pay a contingent coupon for each applicable valuation date based on the performance of one or more underlying assets or underlying baskets on the applicable valuation date(s) or during the applicable valuation period. If the applicable supplement specifies the contingent coupon is subject to a coupon barrier and the applicable level of an underlying asset or underlying basket is less than its coupon barrier on the applicable valuation date(s) or during the applicable valuation period, UBS may not pay you the contingent coupon on the corresponding payment date. If the applicable level of an underlying asset or underlying basket is less than its coupon barrier on each of the applicable valuation dates, UBS may not pay you any contingent coupons during the term of your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

A higher coupon rate or lower coupon barrier may reflect greater expected volatility of the underlying asset(s) or underlying basket(s), and greater expected volatility generally indicates an increased risk of loss at maturity. The coupon rate, coupon barrier and other applicable economic terms for the Securities specified in the applicable supplement are based, in part, on the expected volatility of the underlying asset(s) or underlying basket(s) at the time the terms of the Securities are set. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying asset or underlying basket. The greater the expected volatility of an underlying asset or underlying basket as of the trade date, the greater the expectation is as of that date that the applicable level of an underlying asset or underlying basket could be less than its coupon barrier on the applicable valuation date(s) or during the applicable valuation period and, as a consequence, indicates an increased risk of not receiving a contingent coupon. All things being equal, this greater expected volatility will generally be reflected in a higher coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities and/or a lower coupon barrier than those terms on otherwise comparable securities. Therefore, a relatively higher coupon rate may indicate an increased risk of not receiving a contingent coupon. Further, a relatively lower coupon barrier may not necessarily indicate that the Securities have a greater likelihood of paying contingent coupons. You should be willing to accept the potential to receive no contingent coupons during the term of the Securities.

An investment in Securities with coupon features and, if applicable, early redemption features, may be more sensitive to interest rate risk than an investment in securities without such features. Because of the coupon features of the Securities, you may bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise, and the coupon rate on the Securities may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your Securities at such time, the value of your Securities in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the coupon rate and, if applicable, the Securities are subject to an early redemption, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk.

RISKS RELATED TO EARLY REDEMPTION FEATURES

Additional Risks Related To Securities with an Automatic Call Feature

The Securities are subject to an automatic call and are subject to reinvestment risk. The Securities may be subject to an automatic call based on the performance of one or more underlying assets or underlying baskets on the applicable valuation date(s) or during the applicable valuation period. Because the Securities could be subject to an automatic call as early as the first applicable valuation date or valuation period, the term of your investment may be limited and the total return on the Securities could be less than if the Securities remained outstanding until maturity.

In the event that the Securities are subject to an automatic call, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or, if applicable, with a comparable coupon rate for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Additionally, if the applicable supplement specifies that the Securities will be subject to an automatic call if the applicable level(s) of one or more underlying assets or underlying baskets is equal to or greater than its call threshold on the applicable valuation date(s) or during the applicable valuation period, periods that do not result in the Securities being subject to an automatic call may generally coincide with a period of greater risk of principal loss on your Securities.

Risk Factors

Additional Risks Related To Securities with an Issuer Call Feature

UBS may elect to call the Securities and the Securities are subject to reinvestment risk. UBS may elect to call the Securities at its discretion prior to the maturity date. If UBS elects to call your Securities early, you will no longer have the opportunity to receive any further payments on the Securities after the corresponding payment date. In the event UBS elects to call the Securities, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or, if applicable, with a comparable coupon rate for a similar level of risk. Further, UBS’ right to call the Securities may also adversely impact your ability to sell your Securities in the secondary market.

It is more likely that UBS will elect to call the Securities prior to maturity when the expected amounts payable on the Securities are greater than the amount that would be payable on other instruments issued by UBS of comparable maturity, terms and credit rating trading in the market. The greater likelihood of UBS calling the Securities in that environment increases the risk that you will not be able to reinvest the proceeds from the called Securities in an equivalent investment with similar potential returns. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. UBS is less likely to call the Securities prior to maturity when the expected amounts payable on the Securities are less than the amounts that would be payable on other comparable instruments issued by UBS, which includes when one or more underlying assets or underlying baskets is performing unfavorably to you. Therefore, the Securities are more likely to remain outstanding when the expected amount payable on the Securities is less than what would be payable on other comparable instruments and when your risk of not receiving any positive return on your initial investment is relatively higher.

RISKS RELATED TO VALUATION FEATURES

Additional Risks Related To Securities with Daily Closing Level or Intraday Level Monitoring During a Valuation Period

If the applicable supplement specifies that the coupon barrier or downside threshold, as applicable, will be observed on each trading day during a valuation period, it is possible an underlying asset or underlying basket could breach the applicable coupon barrier or downside threshold, as applicable, on any trading day during a valuation period, in which case any amounts payable may be reduced even if such underlying asset or underlying basket subsequently performs favorably to you. If the applicable supplement specifies potential contingent coupons and that the coupon barrier will be observed on each trading day during a valuation period, UBS will pay a contingent coupon for each valuation period in which the performance of one or more underlying assets or underlying baskets is equal to or greater than its coupon barrier on each trading day during such valuation period. If the performance of any underlying asset is less than its coupon barrier on any trading day during a valuation period, UBS will not pay you the contingent coupon applicable to such valuation period. This will be the case even if the performance of that underlying asset was higher than its coupon barrier on every other day during the valuation period and, if applicable, even if the performances of any other underlying assets are equal to or greater than their respective coupon barriers on each day during that valuation period. If the performance of any underlying asset is less than its coupon barrier on at least one trading day during each of the valuation periods, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non‑payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

If the applicable supplement specifies that a “threshold event” will be observed on each trading day during a valuation period, a threshold event occurs if the performance of one or more underlying assets or underlying baskets is less than its downside threshold on any trading day during the applicable valuation period. If a threshold event occurs and the final level of an underlying asset or underlying basket is less than its initial level or downside threshold, as applicable, you will lose some, a significant portion, or all of your initial investment.

Additional Risks Related to Securities with Averaging Dates Monitoring

The amounts payable on the Securities may be based on the arithmetic average of the applicable level of an underlying asset or underlying basket on each applicable valuation date. If the applicable supplement specifies an amount payable based on the arithmetic average of the applicable level of an underlying asset or underlying basket on each applicable valuation date, the calculation agent may determine an amount payable on the Securities based on an averaging of such levels as of each of the applicable valuation dates. Therefore, your return on the Securities may be negative even if the applicable level of an underlying asset or underlying basket is equal to or greater than its coupon barrier or downside threshold, as applicable, on certain valuation dates because the applicable level was less than its coupon barrier or downside threshold, as applicable, on other averaging dates and the average of such levels was less than its applicable coupon barrier or downside threshold.

Risk Factors

Additional Risks Related to Securities with Optimal Entry Monitoring

The initial level will not be determined until the end of the initial valuation period. If the applicable supplement specifies that the initial level of an underlying asset or basket will be based on the lowest applicable level during an initial valuation period, the initial level will not be determined until the end of such period. Unless otherwise specified in the applicable supplement, the initial valuation period will be each trading day on which no market disruption event occurs or is continuing from and including the trade date to and including the end of such period specified in the applicable supplement. Accordingly, you may not know the initial level for a significant period of time after the trade date. There can be no assurance that the applicable level of an underlying asset or underlying basket will decline during such period to less than the applicable level on the trade date or that, regardless of the initial level, the applicable level on a valuation date will not be less than its coupon barrier or threshold level, as applicable, which may result in the loss of some, a significant portion or all of your initial investment.

Additional Risks Related to Securities That May Deliver Shares of an Underlying Equity

Declines in the level of an underlying equity from the applicable valuation date to the relevant payment date will reduce the value of any shares deliverable on the relevant payment date. If the applicable supplement specifies that UBS will deliver a number of shares of an underlying equity on the applicable payment date instead of paying the cash equivalent, the number of shares deliverable will be determined on the applicable valuation date. The market value of such shares on the applicable payment date may be less than the cash equivalent of such shares determined on the corresponding valuation date due to any decline in the level of the underlying equity during the period between such valuation date and the corresponding payment date.

Conversely, if the applicable supplement specifies that UBS will pay a cash equivalent instead of delivering a number of shares of an underlying equity on the applicable payment date, the cash equivalent will be determined on the applicable valuation date and the payment that you receive on the corresponding payment date may be less than the market value of such shares that you would have received had UBS instead delivered such shares due to fluctuations in the market value of such shares during the period between the applicable valuation date and the corresponding payment date.

Additional Risks Related to Securities Linked to an Underlying Basket

If the Securities are linked to an underlying basket, changes in the levels of the basket assets may offset each other. If the Securities are linked to an underlying basket, the return on the Securities will be linked to a weighted basket comprised of the basket assets. While the applicable levels of some basket assets may increase over the term of the Securities, the applicable levels of other basket assets may increase by less during the term of the Securities and may even decline. Therefore, increases in the levels of one or more basket assets may be offset by lesser increases or decreases in the levels of one or more of the other basket assets when determining whether the level of the applicable underlying basket and in calculating the underlying return and any amounts payable on the Securities. Additionally, differing weights of the basket assets amplifies this offsetting effect because more heavily weighted basket assets will have a larger impact on the applicable levels and underlying return than lesser weighted basket assets.

Additional Risks Related to Securities Linked to More than One Underlying Asset

You are exposed to the market risk of each underlying asset. Your return on the Securities is not linked to a basket consisting of the underlying assets. Rather, it will be contingent upon the performance of each individual underlying asset. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying securities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying asset. Poor performance by any underlying asset over the term of the Securities will negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying assets. For instance, you may receive a negative return equal to the underlying asset return of the least performing underlying asset if the closing level of one underlying asset is less than (or greater than, in the case of Securities linked to the performance of more than one underlying asset) its initial level or downside threshold, as applicable, on an applicable valuation date even if the underlying returns of the other underlying assets are performing more favorably to you. Accordingly, your investment is subject to the market risk of each underlying asset.

Risk Factors

Securities linked to the least performing underlying asset expose you to a greater risk of losing some, a significant portion or all of your initial investment at maturity and, if applicable, no contingent coupons, than if the Securities were linked to fewer underlying assets. The risk that you may lose some, a significant portion or all of your initial investment and, if applicable, that you may not receive any contingent coupons in the Securities is greater if you invest in the Securities linked to the least performing underlying asset than the risk of investing in substantially similar securities that are linked to the performance of fewer underlying assets. With more underlying assets, it is more likely that the applicable level of any underlying asset will be less than its coupon barrier on any applicable valuation date or decline to an applicable level that is less than its downside threshold than if the Securities were linked to fewer underlying assets.

In addition, the lower the correlation is between the performances of a pair underlying assets, the more likely it is that one of the underlying assets will perform unfavorably to you on any valuation date. Although the correlation of the underlying assets’ performance may change over the term of the Securities, the economic terms of the Securities are determined, in part, based on the correlation of the underlying assets’ performance calculated using our internal models at the time when the terms of the Securities are finalized. All things being equal, economics terms more favorable to you (such as, if applicable, a higher coupon rate and lower downside threshold and coupon barrier) is generally associated with lower correlation of the underlying assets. Therefore, if the performance of a pair of underlying assets is not correlated to each other or is negatively correlated, the risk that you will lose some, a significant portion or all of your initial investment and, if applicable, that you will not receive any contingent coupons, is even greater despite economic terms more favorable to you. With three underlying assets, if applicable, it is more likely that the performance of one pair of underlying assets will not be correlated, or will be negatively correlated. Therefore, it is more likely that that you will lose some, a significant portion or all of your initial investment at maturity and, if applicable, that you will not receive any contingent coupons.

RISKS RELATED TO PAYMENT AT MATURITY FEATURES

Additional Risks Related To Securities with No Participation in Any Appreciation in any Underlying Asset or Underlying Basket

Your potential return on the Securities may be limited to a pre-specified return and you will not participate in any appreciation (or depreciation, in the case of Securities linked to the inverse performance) of an underlying asset or underlying basket or any underlying constituents. The return potential of the Securities may be limited to a pre-specified return, regardless of any appreciation of an underlying asset or underlying basket. Furthermore, you may be subject to the decline in the level of an underlying asset or underlying basket even though you cannot participate in any appreciation in the level of such underlying asset or underlying basket. As a result, the return on an investment in the Securities could be less than the return on a direct investment in an underlying asset or underlying basket. In addition, as an owner of the Securities, you will not have voting rights or any other rights of a holder of any underlying equity or underlying constituents.

Additional Risks Related To Securities with a Participation Rate

The participation rate applies only to any positive performance (or negative performance in the case of Securities that provide inverse participation) of an underlying asset or underlying basket on the specified valuation date(s) and may have the effect of reducing your exposure to such performance. At maturity, the Securities provide participation in any positive return (or negative return in the case of Securities that provide inverse participation in the performance of an underlying asset or underlying basket) in an underlying asset or underlying basket at the applicable participation rate. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the applicable rate or the Securities and the return may be less than the return of the applicable underlying asset or underlying basket multiplied by the applicable rate even if your return is positive (or negative in the case of Securities that provide inverse participation). You can receive the full benefit of the participation rate only if you hold your Securities to the payment date corresponding to the applicable valuation date.

In addition, if the participation rate specified in the applicable supplement is less than 1.0 or 100%, the return you receive at maturity on any positive return (or negative return in the case of Securities that provide inverse participation in the performance of an underlying asset or underlying basket) in an underlying asset or underlying basket will be less than the amount you would have otherwise received if you invested directly in such underlying asset or underlying basket. This is because a participation rate of less than 1.0 or 100% will have the effect of reducing your exposure to any such positive return or negative return (in the case of Securities that provide inverse participation) in an underlying asset or underlying basket.

Risk Factors

Additional Risks Related To Securities with a Maximum Gain Feature

Your potential return on the Securities from any positive performance may be limited by a maximum gain. The return potential of the Securities may be limited by a maximum gain. Therefore, you will not benefit from any positive performance of an underlying asset or underlying basket that results in an amount payable exceeding the maximum gain, and your return on the Securities may be less than a direct investment in such underlying asset or underlying basket.

Additional Risks Related To Securities Linked to the Inverse Performance of One or More Underlying Assets and/or Underlying Baskets

Inverse participation in the performance of an underlying asset or underlying basket is not the same as taking a short position directly in an underlying asset or any underlying constituents. If the applicable supplement provides inverse participation in the performance of an underlying asset or underlying basket, the return on the Securities may not reflect the return you would realize if you actually took a short position directly in an underlying asset or any underlying constituents. For example, to maintain a short position in any underlying asset or underlying constituent, you would have to pay dividend payments (if any) to the entity that lends you the underlying asset or underlying constituent for your short sale, and you could receive certain interest payments (the short interest rebate) from the lender.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses. You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend, but are not required, to make a market for the Securities and may stop making a market at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of an underlying asset or underlying basket has performed favorably for you under the terms of the Securities specified in the applicable supplement. The potential returns described in the applicable supplements are possible only in the case that you hold your Securities to maturity or, if applicable until the Securities are subject to an early redemption.

The terms and features of the Securities at issuance and the market value of the Securities may be influenced by unpredictable factors. Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the terms and features of your Securities at issuance and the market value of the Securities prior to maturity. Generally, we expect that the level of an underlying asset or underlying basket on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence terms and features of the Securities and their market value include:

➢the volatility of an underlying asset, basket asset or the underlying constituents (i.e., the frequency and magnitude of changes in the level(s) of such assets over the term of the Securities);

➢for any underlying asset or any basket asset that is an index, changes to the composition of the index and changes to index constituents;

➢for any underlying asset or basket asset that is an ETF, changes to the composition of the ETF and changes to underlying constituents;

➢for any underlying index or ETF, the market prices of any underlying constituents;

➢for any offering of Securities having multiple underlying assets, the correlation among such underlying assets;

➢whether the level of an underlying asset or underlying basket is currently or has been less than any coupon barrier or downside threshold, as applicable;

➢the dividend rate paid on any underlying equity or any underlying equity constituents (while not paid to holders of the Securities, dividend payments on any underlying equity or underlying equity constituents may influence the value of the Securities);

➢interest rates in the U.S. market and each market related to the underlying assets or underlying constituents;

➢the time remaining to the maturity of the Securities;

➢the availability of comparable instruments and supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;

➢if an underlying equity is an ADR, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the non-U.S. stock is traded;

Risk Factors

➢for any underlying index or ETF having index constituents or underlying constituents that are traded in non-U.S. markets, or if an underlying equity is substituted or replaced by a security that is quoted and traded in a non-U.S. currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;

➢for any ETF, the fact that such ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;

➢the creditworthiness of UBS; and

➢geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level(s) of an underlying asset, basket asset or the underlying constituents generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the terms and features of your Securities at issuance and the market value of your Securities may offset or enhance the effect of another factor. For instance, it is possible for the level of an underlying asset or underlying basket to increase while the market value of the Securities declines and the value of the Securities prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices of the Securities. Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark‑ups or other transactions.

RISKS RELATED TO CHARACTERISTICS OF UNDERLYING ASSETS AND UNDERLYING BASKETS

The respective underlying asset, basket assets or underlying constituents are subject to various market risks. The respective underlying asset, basket assets or underlying constituents are subject to various market risks. Consequently, the level of an underlying asset or basket asset, and therefore the underlying basket, may fluctuate depending on the market(s) in which an applicable underlying asset, basket asset or the underlying constituents operate. Market forces outside of our control could cause the level of an underlying asset or underlying basket to perform unfavorably for holders of the Securities under the terms of such Securities specified in the applicable supplement. The level of an underlying asset or underlying basket can rise or fall sharply due to factors specific to an underlying asset, basket asset or the underlying constituents, such as price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity or commodity market levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the applicable underlying asset or basket asset. To the extent that the underlying asset is an underlying equity, the applicable supplement will provide a brief description of the underlying equity issuer to which the Securities we offer are linked. We urge you to review financial and other information filed periodically by each underlying equity issuer with the SEC.

UBS and its affiliates have no affiliation with any underlying equity issuer or underlying constituent issuer and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise. Unless otherwise specified in the applicable supplement, we and our affiliates are not affiliated with any underlying equity issuer or underlying constituent issuer and have no ability to control or predict their actions, including any corporate actions that could constitute an antidilution or reorganization event of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer or underlying constituent issuer. No underlying equity issuer or underlying constituent issuer is involved in the offering of the Securities in any way and has no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of, and return on, your Securities. An underlying equity issuer or underlying constituent issuer may take actions that could adversely affect the market value of, and return on, your Securities. The Securities are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer or underlying constituent issuer. No portion of the issue price you pay for the Securities will go to any underlying equity issuer or underlying constituent issuer. Unless otherwise specified in the applicable supplement, we have derived the information about the respective underlying equity issuer(s) and each underlying equity from publicly available information, without any independent verification, independent review or due diligence. You, as an investor in the Securities, should make your own investigation into the respective underlying equity issuer(s) and the underlying asset(s) or underlying basket(s) for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the SEC. This product supplement relates only to the Securities and does not relate to any underlying equity or any underlying equity issuer or underlying constituent issuer.

Risk Factors

UBS and its affiliates have no affiliation with any underlying index sponsor and are not responsible for their public disclosure of information. Unless otherwise specified in the applicable supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) to which an issuance of the Securities may be linked (except for licensing arrangements discussed in the applicable supplement) and have no ability to control or predict their actions, including any errors in, or discontinuation of, public disclosure regarding methods or policies relating to the calculation of the applicable underlying index. If an index sponsor discontinues or suspends the calculation of an underlying index to which your Securities are linked, it may become difficult to determine the market value of the Securities and any amounts payable on the Securities. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, any amounts payable will be determined by the calculation agent as described under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation” and “General Terms of the Securities — Role of Calculation Agent”. No index sponsor is involved in the offering of the Securities in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities or any amounts payable on the Securities. Unless otherwise specified in the applicable supplement, we have derived the information about the respective underlying index sponsor(s) and each underlying index to which your Securities are linked from publicly available information, without independent verification. You, as an investor in the Securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your Securities.

Securities linked to an underlying index are subject to certain regulatory risks. Underlying indices that are deemed “benchmarks” have been, and continue to be, the subject of regulatory guidance and proposal for reform. While some of these reforms are yet to be implemented, the International Organization of Securities Commissions’ Principles for Financial Benchmarks and the European Union’s (the “EU”) Regulation (EU) 2016/1011 on indices used as benchmarks in certain financial instruments and financial contracts or to measure the performance of investment funds (together, the “EU benchmarks regulation”) may apply to an offering of Securities linked to an underlying index.

The EU benchmarks regulation regulates “contributors”, “administrators” and “users” of benchmarks in the EU, including UBS. Among other things, the EU benchmarks regulation (i) requires benchmark administrators (such as the index sponsor of an underlying index) to be authorized or registered and to comply with extensive requirements in relation to the administration of benchmarks and (ii) prevents certain uses by EU supervised entities, including UBS, of benchmarks of administrators that are not authorized or registered. If a benchmark administrator is located outside of the EU, the EU benchmark regulation allows compliance through an equivalent or otherwise recognized regime.

The occurrence of a benchmark event (as defined herein under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”), such as the failure of a benchmark, or the administrator or user of a benchmark, to comply with the authorization, equivalence or other requirements of the EU benchmarks regulation may result in the discontinuation of the relevant benchmark or a prohibition on its use. If a benchmark event occurs and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the relevant level—and thus any amount payable and, if applicable, whether the Securities are subject to an early redemption— as described under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”. Additionally, any of the international, national or other reforms or the general increased regulatory scrutiny of benchmarks could have the effect of (i) discouraging market participants, such as an index sponsor, from continuing to administer or participate in certain benchmarks, (ii) triggering changes in the rules or methodologies used in certain benchmarks, (iii) causing certain benchmarks to perform differently than in the past and/or (iv) causing certain benchmarks to be discontinued entirely. Any such consequence could have a material adverse effect on the value, volatility of and return on any Securities based on or linked to a benchmark.

Risk Factors

Additionally, if an underlying index is comprised in whole or in part of underlying constituents that are listed or admitted for trading on a non-U.S. securities exchange or market, then upon the occurrence of a “change in law”, the calculation agent may take any of the actions described above, as further described herein under “General Terms of the Securities — Change in Law”. Additionally, if an index sponsor modifies or reconstitutes an underlying index in response to what otherwise would have been a change in law, then the calculation agent may make calculations and adjustments as it deems necessary in order to account for the economic effect of such event. For instance, pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the PRC military, intelligence and security apparatus and public subsidiaries that are either 50% or more owned by, or controlled by, a Treasury-specified company. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. The scope and application of the executive orders are unclear. If an underlying constituent issuer became subject to the executive orders, a similar bill, other executive action or other legal restriction, the underlying index may be replaced or calculated in a manner different than the then-prevailing methodology and any such action could adversely affect the market value of, and return on, the Securities. Furthermore, certain index sponsors have announced that they will exclude any such companies from their indices; the decision by an index sponsor to exclude any such companies from an underlying index could adversely affect the market value of, and return on, the Securities.

Changes that affect an underlying index will affect the market value of, and return on, your Securities. The policies of an index sponsor concerning the calculation of an underlying index, additions, deletions or substitutions of any underlying constituents and the manner in which changes affecting such underlying constituent issuers (such as stock dividends, reorganizations or mergers) and/or the underlying constituents (such as prolonged changes in market value, significantly decreased liquidity or if an underlying commodity ceases to exist) are reflected in the underlying index, could affect the level of the underlying index and, therefore, could affect the return on, and market value of, your Securities. The amount payable on the Securities, if any, and their market value could also be affected if an index sponsor changes these policies, such as changing the manner in which it calculates an underlying index, if an index sponsor discontinues or suspends calculation or publication of an underlying index or if a benchmark event occurs with respect to an underlying index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if a relevant level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent may determine the relevant level—and thus any amount payable and, if applicable, whether the Securities are subject to an early redemption— as described under “General Terms of the Securities — Market Disruption Events”.

Historical performance of an underlying asset, basket asset or the underlying constituents should not be taken as an indication of the future performance of such underlying asset, basket assets or underlying constituents during the term of the Securities. The historical performance of an underlying asset, basket asset or the underlying constituents should not be taken as an indication of the future performance of such underlying asset, basket assets or underlying constituents. As a result, it is impossible to predict whether the value(s) of an underlying asset, basket asset or the underlying constituents will rise or fall. The level(s) of the underlying asset, underlying basket and basket assets, as applicable, will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the respective underlying asset or basket assets, as applicable, and the market value(s) of an underlying asset, basket asset or the underlying constituents. Moreover, any underlying basket to which any Securities may be linked does not have a recognized market value and no historical performance data will be available. The applicable levels of the basket assets will determine the applicable levels of the applicable underlying basket.

Risk Factors

An investment in the Securities may be subject to risks associated with non-U.S. markets. An underlying asset, basket asset or underlying constituent may be issued by a non-U.S. company and may trade on a non-U.S. exchange. An investment in Securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and non-U.S. futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and U.S. futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges. Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and non-U.S. futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or non-U.S. futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Fluctuations relating to exchange rates may affect the market value of, and return on, your investment. Fluctuations in exchange rates may affect the value of your investment where an underlying asset, basket asset or underlying constituent is: (1) an ADR, which is quoted and traded in U.S. dollars, but represents a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the ADR; (2) is substituted or replaced by another underlying asset, basket asset or underlying constituent, as applicable, that is quoted and traded in a non-U.S. currency; or (3) an ETF or underlying index that invests in underlying constituents that are quoted and traded in a non-U.S. currency. Index sponsors may substitute or replace underlying constituents with non-U.S. underlying constituents in accordance with their own policies and procedures.

For any ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency, the value of such ETF will generally reflect the U.S. dollar value of those assets. Similarly, the levels of certain underlying indices that are comprised of underlying constituents which are quoted and traded in a non-U.S. currency may reflect the U.S. dollar value of such underlying constituents. Therefore, holders of Securities based upon an ETF or these underlying indices may be exposed to currency exchange rate risk with respect to the currency in which such underlying constituents trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. constituent(s) in such underlying asset. If, taking into account such weighting, the dollar strengthens against such non-U.S. currency, the level of such underlying the ETF or underlying index, may be adversely affected and the market value of, and return on, the Securities may decrease. In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a non-U.S. currency may affect the U.S. dollar equivalent of the price of any underlying asset, basket asset or underlying constituent described in (1) through (3) above, and, as a result, may affect the market value of, and return on, the Securities. In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the value of an underlying asset, basket asset or underlying constituent that is quoted and traded in a non-U.S. currency and, therefore, the market value of, and return on, the Securities.

Risk Factors

The underlying return for the Securities will not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect any underlying asset, basket asset or underlying constituent that are traded in currencies other than the U.S. dollar. Although, as discussed above, an underlying asset, basket asset or underlying constituents may be traded in, or its market value(s) may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the calculation of the amount payable on the Securities will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the applicable underlying asset, basket asset or underlying constituent is denominated. The amount we pay in respect of the Securities will be determined solely in accordance with the procedures described in the applicable supplement.

The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its respective target index and is subject to management risk. With respect to any ETF, you should be aware that, although the trading characteristics and valuations of that ETF will usually mirror the characteristics and valuations of the underlying constituents in which that ETF invests, the value of the ETF may not completely track the value of its underlying constituents. The value of the ETF will reflect transaction costs and fees that the underlying constituents in which the ETF invests do not have. In addition, an ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “target index”). The correlation between the performance of an ETF and the performance of its target index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising such target index but rather may invest in a representative sample of such assets comprising the target index. Also, an ETF may not fully replicate the performance of its target index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such target index. Furthermore, because an ETF is traded on a major U.S. exchange or market and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Increased volatility of the ETF can create further dislocations between the market value and net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its target index. An ETF may be subject to management risk, which is the risk that the investment strategy of the ETF’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its target index. In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

If an underlying equity is an ADR, the value of the ADRs may not completely track the price of the non-U.S. stock represented by such ADRs. Although the market price of an ADR upon which an offering of Securities is based is not directly tied to the trading price of the non-U.S. stock in the non-U.S. markets where such non-U.S. stock principally trades, the trading price of ADRs is generally expected to track the U.S. dollar value of the currency of the country where the non-U.S. stock principally trades and the trading price of such non-U.S. stock on the markets where that non-U.S. stock principally trades. This means that the trading value of any ADR upon which an offering of the Securities is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the non-U.S. stock principally trades and by factors affecting the markets where such non-U.S. stock principally trades. However, the value of an ADR upon which an offering of the Securities is based may not completely track the value of the non-U.S. stock represented by such ADR. Moreover, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADRs than for the non-U.S. stock. Since holders of the ADRs may surrender the ADRs to take delivery of and trade the non-U.S. stock (a characteristic that allows investors in ADRs to take advantage of price differentials between different markets), an illiquid market for the non-U.S. stock generally will result in an illiquid market for the ADRs representing such non-U.S. stock.

There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock. If an underlying equity is an ADR, you should be aware that your Securities are linked to the ADRs and not the non-U.S. stock represented by such ADRs, and there exist important differences between the rights of holders of an ADR and the non-U.S. stock such ADR represents. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the market value of, and return on, your Securities.

Risk Factors

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES AND ETFS WITH UNDERLYING COMMODITIES

In the case of Securities linked to a commodities index or an ETF with underlying commodities, commodity prices may change unpredictably, affecting the market value of, and return on, your Securities in unforeseeable ways. Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the applicable level of any underlying index that is a commodity index or an ETF with underlying commodities and, therefore, the market value of, and return on, your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index or an ETF with underlying commodities, such Securities may not offer direct exposure to commodity spot prices. Your Securities may be linked to an index (or ETF with underlying commodities) that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

In the case of Securities linked to a commodities index or an ETF with underlying commodities, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the market value of, and return on, your Securities. Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level(s) of any underlying index that is a commodity index (or ETF with underlying commodities) and, therefore, the market value of, and return on, your Securities.

In the case of Securities linked to a commodities index or an ETF with underlying commodities, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the market value of, and return on, Securities. Your Securities may be linked to an index (or ETF with underlying commodities) that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index or ETF commodities included in any underlying index or ETF and the markets for those index or ETF commodities during the term of your Securities. To the extent the index or ETF rolls futures contracts from a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the value of any commodity index (or ETF with underlying commodities) to which your Securities are linked and, accordingly, the market value of, and return on, the Securities.

Risk Factors

RISKS RELATED TO HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in any underlying equity or any underlying constituent, or other derivative products based on any underlying equity or any underlying constituent may adversely affect any amount payable upon automatic call or at maturity and the market value of the Securities. As described below under “Use of Proceeds and Hedging”, UBS or its affiliates expect to enter into hedging transactions involving purchases of the underlying asset, the basket assets, the underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on and/or after the applicable trade date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market value(s) of any underlying asset, basket asset or underlying constituent and, therefore, any amounts payable on the Securities and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity. UBS or its affiliates may also engage in trading in any underlying asset, basket asset or underlying constituent and other instruments described above on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of any underlying asset, basket asset or underlying constituent and, therefore, any amounts payable on the Securities and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any underlying asset, basket asset or underlying constituent. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities. UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities and any amounts payable on the Securities.

The business activities of UBS or its affiliates may create conflicts of interest. As noted above, UBS and its affiliates expect to engage in trading activities related to an underlying asset, basket asset and the underlying constituents, as applicable, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of such underlying asset, basket asset and/or underlying constituent, as applicable, could be adverse to the interests of the holders of the Securities. UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer or underlying constituent issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the level of any underlying asset, basket asset or underlying constituent, as applicable, and, therefore, any amounts payable on the Securities and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of an underlying asset, basket asset or the underlying constituents or the market value of, and your return on, the Securities. UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and an underlying asset, basket asset or the underlying constituents to which the Securities are linked.

Risk Factors

There are potential conflicts of interest between you and the calculation agent. Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine the performance of an underlying asset or underlying basket on any applicable valuation date or valuation period and, accordingly, the amount payable on the Securities. We may change the calculation agent after the settlement date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an underlying asset or a basket asset has occurred or is continuing on any applicable valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Because this determination by the calculation agent may affect any amounts payable on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for the ADR that may constitute an underlying equity. One of our affiliates may serve as the depositary for some foreign companies that issue ADRs. If an underlying equity is an ADR and one of our affiliates serves as depositary for such ADRs, the interests of our affiliate, in its capacity as depositary for the ADRs, may be adverse to your interests as a holder of Securities.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities. UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of certain offerings of the Securities are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of certain Securities (including, in particular, Securities that are not treated as indebtedness for U.S. federal income tax purposes), and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of certain Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as described below under “Material U.S. Federal Income Tax Consequences” or in the applicable supplements. If the IRS were successful in asserting an alternative treatment, the tax consequences of owning and disposing of the Securities could be materially and adversely affected. In addition, in 2007, the IRS released Notice 2008-2 that may affect the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, and the IRS and the Treasury are actively considering various issues relating to such instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in certain Securities, possibly with retroactive effect. Prospective investors should review the discussion under “Material U.S. Federal Income Tax Consequences” and the discussion in the applicable supplements relating to an offering of Securities for a discussion of the tax treatment and possible alternative treatments of the Securities. Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by Notice 2008-2) and any shares of an underlying asset received, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of any underlying equity issuer and/or any underlying constituent issuers, as applicable).

General Terms of the Securities

General Terms of the Securities

The following is a summary of general terms that may apply to the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable supplements and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book‑entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book‑Entry Issuance” in the accompanying prospectus.

Specific Terms of Each Security Will Be Described in the Applicable Supplements

In addition to the terms described elsewhere in this product supplement, the following general terms may apply to the Securities. The applicable supplements accompanying this product supplement will describe the specific terms of your Securities. The terms described therein modify or supplement those described herein and in the accompanying prospectus. The applicable supplement may use different defined terms than those used herein to describe the Securities.

You should read any applicable supplements in conjunction with this product supplement and the accompanying prospectus.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Securities that may be identical in all respects, except that each offering may be linked to the performance of one or more different underlying assets or underlying baskets and will be subject to the particular terms of the respective Securities set forth in the applicable supplements. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as specified in the applicable supplements. The performance of each offering of the Securities will depend solely upon the performance of the underlying asset(s) or underlying basket(s) to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Denomination

Each Security will have either:

➢a principal amount of $10 per Security (with a minimum investment of 100 Securities for a total of $1,000);

➢a $1,000 principal amount per Security (with a minimum investment of either 1 Security or 10 Securities for a total of $1,000 or $10,000 respectively); or

➢such other principal amount and minimum investment as specified in the applicable supplement.

Purchases in excess of the respective minimum investments may be made in integrals of one Security. Purchases and sales of Securities made in the secondary market, if any exists, are not subject to the respective minimum investments.

General Terms of the Securities

Coupons

The applicable supplement will specify whether the Securities will pay any coupons during the term of the Securities.

Contingent Coupon Feature

The applicable supplement may specify that a “contingent coupon” is applicable for the Securities, in which case UBS may pay a contingent coupon, for each Security you own during the term of the Securities, periodically in arrears on the applicable payment date, based on the performance of one or more underlying assets or underlying baskets on the applicable valuation date(s) or during the applicable valuation period.

The contingent coupon may be a fixed amount based upon a rate per annum (the “coupon rate”), each as specified in the applicable supplement. The applicable supplement may specify that the coupon rate will be a variable or floating rate, in which case the contingent coupon will be a non-fixed amount based on unequal installments at such coupon rate.

The applicable supplement may specify that a contingent coupon is subject to a “coupon barrier”, in which case the payment of a contingent coupon may be based on whether the performance of one or more underlying assets or underlying baskets is equal to or greater than its coupon barrier on the applicable valuation date(s) or during the applicable valuation period. The coupon barrier of an underlying asset or underlying basket may be based on a percentage of its initial level and may be adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

Unlike ordinary debt securities, UBS will not necessarily pay periodic coupons. You must be willing to accept that if one or more underlying assets or underlying baskets on the applicable valuation date(s) or during the applicable valuation period performs unfavorably to you, UBS will not pay the contingent coupon on the corresponding payment date.

Contingent coupons on the Securities are not guaranteed. UBS will not pay you the contingent coupon for any applicable valuation date(s) or valuation period(s) on which one or more underlying assets or underlying baskets perform unfavorably to you based on the terms specified in the applicable supplement.

Fixed Coupon Feature

The applicable supplement may specify that UBS will pay a coupon at the coupon rate, for each Security you own during the term of the Securities, periodically in arrears on the applicable payment date, regardless of the performance of any underlying asset or underlying basket on any valuation date or during the applicable valuation period.

Early Redemption

Automatic Call Feature

The applicable supplement may specify that UBS will automatically call the Securities (an “automatic call”) based on the performance of one or more underlying assets or underlying baskets on the applicable valuation date(s) or during the applicable valuation period. If the Securities are subject to an automatic call, UBS will pay on the payment date corresponding to the applicable valuation date(s) or valuation period an amount specified in the applicable supplement. Following an automatic call, no further payments will be made on the Securities.

The applicable supplement may specify that an automatic call is subject to a “call threshold”, in which case UBS will automatically call the Securities based on whether the performance of one or more underlying assets or underlying baskets is equal to or greater than its call threshold on the applicable valuation date(s) or during the applicable valuation period. The call threshold of an underlying asset or underlying basket may be based

General Terms of the Securities

on a percentage of its initial level and may be adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

Issuer Call Feature

The applicable supplement may specify that UBS may elect to call the Securities at its discretion in whole, but not in part (an “issuer call”), on the applicable valuation date(s) or during the applicable valuation period, regardless of the performance of any underlying asset or underlying basket. If UBS elects to call the Securities, UBS will pay on the payment date corresponding to the applicable valuation date(s) or valuation period an amount specified in the applicable supplement. Following an issuer call, no further payments will be made on the Securities.

Holder Redemption Feature

The applicable supplement may specify one or more dates or periods preceding a payment date on which the holder of the Securities may redeem their Securities. Unless otherwise stated in the applicable supplement, if a redemption date (or, in the case of a redemption period, each relevant date during such period) specified in the applicable supplement is not a business day, that redemption date will be the next following business day.

Payment at Maturity for the Securities

If the Securities are not subject to an applicable early redemption, the applicable supplement will specify the formula or method of calculation for any delivery of a number of shares (a “share delivery amount”) of an underlying equity or any cash payment, as applicable, for each Security that you hold, that will be based on the performance of one or more underlying assets or underlying baskets.

The applicable supplement may specify a “participation rate”, “leverage factor” or “gearing” for the Securities. The participation rate may be expressed as a positive number or percentage equal to, greater than or less than 1.0 or 100%, respectively, in which case the payment at maturity for the Securities may be based on the performance of one or more underlying assets or underlying baskets on the applicable valuation date(s) or during the applicable valuation period, as may be multiplied by the participation rate. As further specified in the applicable supplement, the participation rate may enhance or, if less than 1.0 or 100%, reduce any favorable performance or, conversely, any loss on the relevant underlying asset(s) or underlying basket(s).

The applicable supplement may specify a “maximum gain”, “cap” or “maximum payment at maturity” for the Securities, in which case any applicable amounts payable will be limited based on the specified maximum gain.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not subject to an applicable early redemption, you may lose some, a significant portion or all of your initial investment.

Any payment or delivery on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations, you may not receive any amounts or shares owed to you under the Securities and you could lose all of your initial investment.

General Terms of the Securities

Defined Terms Relating to Payment on the Securities

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset or underlying basket minus the initial level of the underlying asset or underlying basket, divided by (ii) the initial level of the underlying asset or underlying basket. Expressed as a formula:

Final Level – Initial Level
Initial Level

In the case of an offering of the Securities linked to an underlying basket, the underlying return may be referred to as the “basket return”, or in such other manner as may be specified in the applicable supplement.

Unless otherwise provided and as further specified in the applicable supplement, the “initial level” will be with respect to:

➢an underlying equity, the closing level of such underlying equity on the trade date,

➢an underlying index, the closing level of such underlying index on the trade date, or

➢an underlying basket, 100.

The applicable supplement may specify an “initial valuation period” or “lookback entry”, in which case the initial level may be the highest or lowest applicable level of an underlying asset or underlying basket during the initial valuation period as further specified in the applicable supplement.

The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “— Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

Unless otherwise provided and as further specified in the applicable supplement, the “final level” will be, with respect to:

➢an underlying equity, the closing level of such underlying equity on the final valuation date,

➢an underlying index, the closing level of such underlying index on the final valuation date, or

➢an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket assets measured on the applicable valuation date(s) or valuation period(s).

The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “— Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

The calculation agent may adjust the terms of the Securities for an underlying asset or underlying basket in the case of antidilution and reorganization events described below under “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

If the applicable supplement specifies that the Securities are linked to the “least performing” or “worst performing” underlying asset or underlying basket, the specified amounts payable on such Securities will be based on the underlying asset or underlying basket with the lowest performance on the applicable valuation date(s) or valuation period(s), as compared to the other underlying assets or underlying baskets, all as further specified in the applicable supplement.

General Terms of the Securities

If the applicable supplement specifies that the Securities are linked to the “greatest performing” or “best performing” underlying asset or underlying basket, the specified amounts payable on such Securities will be based on the underlying asset or underlying basket with the highest performance on the applicable valuation date(s) or valuation period(s), as compared to the other underlying assets or underlying baskets, all as further specified in the applicable supplement.

If the applicable supplement specifies that the Securities are linked to the “relative performance” or “outperformance” of the underlying assets or underlying baskets, the specified amounts payable on such Securities will be based on the performance of an underlying asset or underlying basket relative to one or more other underlying assets or underlying baskets on the applicable valuation date(s) or valuation period(s), all as further specified in the applicable supplement.

If the applicable supplement specifies that the Securities are linked to the “inverse performance” of one or more underlying assets or underlying baskets, the specified amounts payable on such Securities will be based on the inverse performance of one or more underlying assets or underlying baskets. For example, if the terms of a Security specify that such Security is subject to an automatic call if the closing level of an underlying asset is equal to or greater than its initial level, an otherwise equivalent Security linked to the inverse performance of such underlying asset will be subject to an automatic call if the closing level of such underlying asset is equal to or less than its initial level.

Valuation Dates

We refer to each date on which the applicable level of an underlying asset or underlying basket is referenced in the determination of any amounts payable as a “valuation date”. The applicable supplement may also refer to a valuation date as an “observation date,” a “review date,” a “determination date” or any other term specified in the applicable supplement.

Trade Date

We refer to the date on which the Securities are initially priced for sale to the public as the “trade date,” and such date will, unless otherwise specified in the applicable supplement, be the date on which the initial level is observed and the remaining terms of the Securities are established.

Averaging Dates

If the applicable supplement specifies an averaging date feature, the “averaging dates” will be the specified trading days ending on and including the specified valuation date on which the applicable level of an underlying asset or underlying basket is determined. Such applicable level of an underlying asset or underlying basket will be determined based on the arithmetic average of the applicable levels determined on the specified averaging dates.

Final Valuation Date

We refer to the valuation date on which the final level of an underlying asset or underlying basket is determined as the “final valuation date”.

Each valuation date for your Securities will be the date specified in the applicable supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to an underlying asset or a basket asset, as applicable. In that event, the applicable valuation date for the disrupted underlying asset or basket asset, as applicable, may be postponed as described under “— Market Disruption Events”. In no event, however, will any applicable valuation date be postponed by more than eight trading days, except as described under “— Market Disruption Events — For Securities which reference averaging dates”, and in no event will the last valuation date in a valuation period be postponed by more than eight trading days. As a result, a payment date, including the maturity date, for the Securities could also be postponed, although not by more than eight trading days with respect to any underlying asset or basket asset, as applicable.

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket asset included in such underlying basket will not necessarily be a market disruption event for

General Terms of the Securities

another basket asset included in such underlying basket. If, on the originally scheduled valuation date, no market disruption event with respect to a particular basket asset occurs or is continuing, then the determination of the applicable level relating to such basket asset will be made on the originally scheduled valuation date and will not be postponed with respect to such basket asset, irrespective of the occurrence of a market disruption event on such valuation date with respect to one or more of the other basket assets.

A postponement of a valuation date for a particular offering of the Securities will not affect a valuation date for any other offering of the Securities.

Unless otherwise specified in the applicable supplement, if a valuation date specified in the applicable supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Valuation Periods

We refer to each period during which the applicable level(s) of an underlying asset or underlying basket is referenced on one or more valuation dates during such period as a “valuation period”. The applicable supplement will specify the first and last day of each valuation period. As described further under “— Market Disruption Events”, the calculation agent may postpone a valuation date during a valuation period for an underlying asset or basket asset if a market disruption event occurs or is continuing on such day with respect to such underlying asset or basket asset. Unless otherwise specified in the applicable supplement, a postponement of the end date of a valuation period shall have no effect on the end date of any subsequent valuation periods.

Payment Dates

The applicable supplement will specify the “payment date” on which amounts will or may be payable, as applicable, with respect to the Securities. Unless otherwise stated in the applicable supplement, if the applicable payment date stated therein is not a business day, such payment date will be the next following business day.

Unless otherwise specified in the applicable supplement, if the applicable valuation date or the last day of a valuation period is postponed, the corresponding payment date will also be postponed to maintain the same number of business days between the latest postponed valuation date or last day of a valuation period and the corresponding payment date as existed prior to such postponement(s).

Unless otherwise specified in the applicable supplement, any amount payable on a payment date that has been postponed pursuant to a market disruption event will be paid with the same effect as if paid on the originally scheduled payment date.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable supplement. If the Securities are not subject to an applicable early redemption, the Securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. As discussed under “—Valuation Dates”, the calculation agent may postpone a valuation date, including the final valuation date, for an underlying asset or a basket asset, as applicable, if a market disruption event occurs or is continuing with respect to such underlying asset or basket asset on a day that would otherwise be a valuation date. We describe market disruption events under “— Market Disruption Events” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

General Terms of the Securities

Closing Level

Closing Level for an Underlying Equity

Unless otherwise specified in the applicable supplement, the “closing level” of any underlying equity on any trading day means:

➢if the underlying equity (or such other security) is listed or admitted to trading on a major U.S. exchange or market, the last reported sale price, regular way (or, in the case of Nasdaq, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal U.S. securities exchange registered under the Exchange Act, on which the underlying equity (or such other security) is listed or admitted to trading; or

➢if, following certain reorganization events affecting the underlying equity, a change in law or delisting or suspension of trading in the underlying equity, the underlying equity is substituted or replaced by a security quoted and traded in a non-U.S. currency, the official closing price for such non-U.S. security on the primary non-U.S. exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”); or

➢if the underlying equity (or such other security) is not listed or admitted to trading on any major U.S. exchange or market but is included on an eligible interdealer quotation system, the last reported sale price during the principal trading session on such day; or

➢otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Closing Level for an Underlying Index

Unless otherwise specified in the applicable supplement, the “closing level” of any underlying index on any trading day means:

➢the closing level of such underlying index; or

➢if any underlying index is unavailable, any successor index or alternative calculation of such index,

published following the regular official weekday close of the principal trading session(s) of the primary exchange(s) for the underlying constituents of such index, each as determined by the calculation agent.

Intraday Level

Intraday Level for an Underlying Equity

Unless otherwise specified in the applicable supplement, the “intraday level” of any underlying equity on any trading day means a reported sale price for such underlying equity (or such other security) during the principal trading session on such day on the principal U.S. securities exchange registered under the Exchange Act, on which the underlying equity (or such other security) is listed or admitted to trading. To the extent an underlying equity is a quoted and traded in a non-U.S. currency, or is otherwise not listed on any major U.S. exchange or market, the intraday level will be determined by the calculation agent as specified in the applicable supplement.

Intraday Level for an Underlying Index

Unless otherwise specified in the applicable supplement, an “intraday level” of any underlying index on any trading day will be determined based on an intraday level of such underlying index or any successor index or

General Terms of the Securities

alternative calculation of such underlying index published during the principal trading session(s) of the primary exchange(s) for the underlying constituents of such index, as determined by the Calculation Agent.

Market Disruption Events

For Securities that reference valuations dates that are not part of a valuation period, the calculation agent will determine the closing level(s) (and thereafter, as applicable, the corresponding downside threshold(s), call threshold(s), coupon barrier(s), final level(s) and/or any other relevant term), as applicable, of the underlying asset or the basket assets and whether each final level and/or closing level, as applicable, of the underlying asset or underlying basket is greater than, less than, or equal to the initial level, downside threshold, call threshold, coupon barrier and/or any other relevant term as applicable, on each valuation date for each offering of the Securities. If the calculation agent determines that, on any valuation date, a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset, such valuation date for that offering of the Securities may be postponed. If such a postponement occurs, the calculation agent will determine the closing level by reference to the closing level for the disrupted underlying asset or basket asset, as applicable, on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset or basket asset. In no event, however, will any valuation date be postponed by more than eight trading days. If any valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level on such day. In such an event, the calculation agent will estimate the closing level (and thereafter the corresponding downside threshold, call threshold, coupon barrier, final level and/or any other relevant term, as applicable) for the underlying asset or basket asset, as applicable, that would have prevailed in the absence of the market disruption event.

For Securities that reference a valuation period, the calculation agent will determine the closing level(s) (and thereafter, as applicable, the corresponding downside threshold(s), call threshold(s), coupon barrier(s), final level(s) and/or any other relevant term) for each underlying asset or the basket assets as specified in the applicable supplement for each offering of the Securities. The calculation agent will also determine whether each final level and/or closing level, as applicable, of the underlying asset or underlying basket is greater than, less than, or equal to the relevant initial level, downside threshold, call threshold, coupon barrier and/or any other relevant term, each as described in the applicable supplement. If the calculation agent determines that, on any valuation date, a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset, such valuation date for that offering of the Securities may be postponed. If such a postponement occurs, the calculation agent will determine the closing level (and thereafter the corresponding downside threshold, call threshold, coupon barrier, final level and/or any other relevant term, as applicable) by reference to the closing level for the disrupted underlying asset or basket asset, as applicable, on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset or basket asset. In no event, however, will any valuation date be postponed by more than eight trading days. If any valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level on such day. In such an event, the calculation agent will estimate the closing level (and thereafter the corresponding downside threshold, call threshold, coupon barrier, final level and/or any other relevant term, as applicable) for the underlying asset or basket asset, as applicable, that would have prevailed in the absence of the market disruption event.

Alternatively, the applicable supplement may specify that the applicable valuation period includes each trading day in the applicable valuation period on which no market disruption occurs, provided that if the calculation agent determines that, on the last trading day in the applicable valuation period a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset, such valuation date for that offering of the Securities may be postponed. If such a postponement occurs, the calculation agent will determine the closing level, as applicable, by reference to the closing level for the disrupted underlying asset or basket asset, as applicable, on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset or basket asset. In no event, however, will such valuation date be postponed by more than eight trading days. If such valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level on such day. In such an event, the calculation agent will estimate the closing level (and thereafter the corresponding downside threshold, call threshold,

General Terms of the Securities

coupon barrier, final level and/or any other relevant term, as applicable) for the underlying asset or basket asset, as applicable, that would have prevailed in the absence of the market disruption event.

For Securities which reference averaging dates, the calculation agent will determine the closing level(s) of the underlying asset or the basket assets, as applicable, on each averaging date and the initial price(s) (and thereafter the corresponding downside threshold, call threshold, coupon barrier and/or any other relevant term, as applicable ) or final price(s), as applicable, based on the arithmetic average of the closing levels on each averaging date. To the extent a market disruption event occurs on any averaging date, the affected averaging date shall be the first succeeding valid date. A “valid date” is a trading day on which a market disruption event has not occurred and which is not otherwise scheduled or deemed to be an averaging date. If the first succeeding valid date in respect of the underlying asset has not occurred as of the close of trading on the eighth trading day immediately following the original date that, but for the occurrence of one or more market disruption events would have been the last averaging date in the applicable valuation period, then (1) that eighth trading day shall be deemed to be the averaging date (irrespective of whether that eighth trading day is already an averaging date) and (2) the calculation agent will determine the closing level (and thereafter, the downside threshold, call threshold, coupon barrier, final level and/or any other relevant term, as applicable) on such day as specified above.

For Securities which reference intraday levels, the calculation agent will determine the intraday levels of the underlying asset or the basket assets, as applicable, on each valuation date (and thereafter, as applicable, the corresponding initial level(s), downside threshold(s), call threshold(s), coupon barrier(s), final level(s) and/or any other relevant term) for each underlying asset or the basket assets as specified in the applicable supplement for each offering of the Securities. The calculation agent will also determine whether each intra-day level, as applicable, of the underlying asset or underlying basket is greater than, less than, or equal to any applicable initial level, downside threshold, call threshold, coupon barrier and/or any other relevant term, each as described in the applicable supplement. If the calculation agent determines that a market disruption event has occurred or is continuing on any valuation date, (i) any intraday level(s) determined on such day prior to the occurrence and/or continuation of the market disruption event shall apply for purposes of determining whether any applicable downside threshold, call threshold, coupon barrier and/or any other relevant term was breached on such valuation date, (ii) any intraday level(s) determined on such day during the occurrence and/or continuation of the market disruption event will not apply for purposes of determining whether a downside threshold, call threshold, coupon barrier and/or any other relevant term, as applicable, was breached on such valuation date, and (iii) any intraday level(s) observable after the market disruption event ceases will apply for purposes of determining whether a downside threshold, call threshold, coupon barrier and/or any other relevant term, as applicable, was breached on such valuation date.

For each offering of the Securities, if the calculation agent postpones any valuation date for any underlying asset, the corresponding payment date will be postponed to maintain the same number of business days between the latest postponed valuation date for the last underlying asset for which a final level, closing level and/or intraday levels, as applicable, is determined and the payment date as existed prior to the postponement of such valuation date for one or more underlying assets. A postponement of any valuation date other than the trade date shall have no effect on any subsequent valuation dates. If the trade date is postponed, the calculation agent may adjust the subsequent valuation date(s) and payment date(s), including the maturity date, to ensure that the stated term of that offering of the Securities remains the same.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone any valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the initial level, final level, closing level and/or intraday levels of the underlying asset or a basket asset, as applicable, on such date.

If a particular offering of the Securities is linked to an underlying basket or multiple underlying assets, a market disruption event for a particular basket asset included in such underlying basket or particular underlying asset will not necessarily be a market disruption event for another basket asset included in such underlying basket or another underlying asset, respectively. If, on the originally scheduled valuation date, no market disruption event with respect to a particular basket asset or underlying asset occurs or is continuing, then the determination of the initial level, final level, closing level and/or intraday levels, as applicable, relating to such basket asset or underlying asset will be made on the originally scheduled valuation date, irrespective

General Terms of the Securities

of the occurrence of a market disruption event with respect to one or more of the other basket assets or underlying assets.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Market Disruption Events for an Underlying Equity

If a particular offering of the Securities is linked to an underlying equity, any of the following will be a market disruption event with respect to a particular underlying equity related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢a suspension, absence or material limitation of trading in an underlying equity in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market, provided that, with respect to intraday levels, a suspension, absence or material limitation of trading in an underlying equity in the primary market for such equity for any length of time will constitute a market disruption event;

➢a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an ETF, to the target index of such ETF;

➢if an underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the underlying constituents which then comprise 20% or more of the value of the underlying constituents of the ETF on the primary exchange(s) for such underlying constituents for more than two hours of trading or during the one hour before the close of trading of such exchange(s), provided that, with respect to intraday levels, a suspension, absence or material limitation of trading in the underlying constituents which then comprise 20% or more of the value of the underlying constituents of the ETF on the primary exchange(s) for such equity for any length of time will constitute a market disruption event; or

➢in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in any underlying equity generally.

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an ETF, to (x) the target index of such ETF, or (y) the underlying constituents of such ETF (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:

➢a price change exceeding limits set by that market,

➢an imbalance of orders relating to those contracts, or

➢a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying equity.

For this purpose, for any offering of the Securities, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

General Terms of the Securities

The following events will not be market disruption events with respect to any underlying equity:

➢a limitation on the hours or numbers of days of trading in an underlying equity or options on that underlying equity, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢a decision to permanently discontinue trading in the option or futures contracts relating to an underlying equity, or, if an underlying equity is an ETF, to the target index or underlying constituents of the ETF.

Market Disruption Events for an Underlying Index

If a particular offering of the Securities is linked to an underlying index, any of the following will be a market disruption event with respect to a particular underlying index related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢a suspension, absence or material limitation of trading in a material number of index constituents (including without limitation any option or futures contract), for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents, provided that, with respect to intraday levels, a suspension, absence or material limitation of trading in an material number of index constituents in the applicable market or markets for such index constituents for any length of time will constitute a market disruption event;

➢a suspension, absence or material limitation of trading in option or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts;

➢any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or a material number of index constituents in the primary market or markets for those options or contracts;

➢a change in the settlement price of any option or futures contract included in an underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢the settlement price is not published for any individual option or futures contract included in an underlying index;

➢an underlying index is not published; or

➢in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to an underlying index generally.

The following events will not be market disruption events with respect to any underlying index:

➢a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to such underlying index or to a material number of underlying constituents in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

➢a decision to permanently discontinue trading in the option or futures contracts relating to an underlying index, in any index constituents or in any option or futures contracts related to such index constituents.

General Terms of the Securities

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation

If a particular offering of Securities is linked to an underlying index and

➢any index sponsor discontinues publication of an underlying index,

➢a benchmark event (as described below) under the EU benchmarks regulation (as described under “Risk Factors — Risks Related to Characteristics of Underlying Assets and Underlying Baskets — Securities linked to an underlying index are subject to certain regulatory risks”) occurs with respect to any underlying index or index sponsor; or

➢a change in law occurs with respect to an underlying index or one or more index constituents or an index sponsor otherwise modifies or reconstitutes an underlying index or one or more index constituents in response to what otherwise would have been a change in law, then the calculation agent may select a successor index. A “successor index” is an index that the calculation agent determines (i) is an EU benchmarks regulation-compliant index published by an EU benchmarks regulation-compliant index sponsor or otherwise compliant under any applicable laws rule or regulation, (ii) is comparable to the affected index and (iii) is not subject to a hedging restriction or any other legal or regulatory restriction prohibiting or restricting directly or indirectly, the investment in, or the sale, purchase beneficial ownership, holding or transfer of, or any other transaction or other dealing related to, such underlying index (or any index constituent) by any class of eligible potential purchasers of the Securities with respect to such successor index. A successor index is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Securities with respect to such successor index. If the calculation agent selects a successor index, then the calculation agent will determine the closing levels and/or intraday levels, as applicable, of the affected underlying index, underlying return, initial level, downside threshold, call threshold, coupon barrier, final level and/or any other relevant term, as applicable, and the amount payable, if any, on any payment date by reference to such successor index. To the extent necessary, the calculation agent will adjust those terms as necessary to ensure cross-comparability of the discontinued and successor index.

Alternatively, if the calculation agent determines that a change in law has occurred or the calculation agent determines that there is no successor index, then the calculation agent may instead make the necessary determination by reference to a group of stocks, physical commodities, options or futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index (giving effect to any change in law).

If the calculation agent determines that (i) any index constituents or the method of calculating the underlying index have been changed at any time in any respect that causes the level of the affected index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels and/or intraday levels, as applicable, of the affected index, underlying return, initial level, downside threshold, call threshold, coupon barrier, final level and/or any other relevant term, as applicable, or the amount payable on any payment date, (ii) a change in law has occurred with respect to an underlying index or any index constituent or (iii) an index sponsor has modified or reconstituted an underlying index or one or more index constituents in response to what otherwise would have been a change in law, then the calculation agent may make adjustments in the method of calculating that index that it believes are appropriate to ensure that the underlying return used to determine the amount payable on such payment date is equitable or make adjustments in the method of calculating that index that it believes are appropriate to offset, to the extent practical, any change in your economic position as a holder of the Securities that results solely from such event to achieve an equitable result, or to give effect to such change in law.

General Terms of the Securities

Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting, rebalancing or reconstitution of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to a change in law or due to the publication of a successor index, changes due to events affecting one or more of the underlying equity constituents or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels and/or intraday levels of the affected index, underlying return, initial level, downside threshold, call threshold, coupon barrier, final level and/or any other relevant term, as applicable, and the amount payable on any payment date or otherwise relating to the level of the affected index will be made by the calculation agent.

If, following the occurrence of any such event, the calculation agent determines that no successor index, replacement basket or alternative method of calculation would be comparable to the original underlying index, then the calculation agent will deem the closing level and/or the intraday levels, as applicable, of the original underlying index (or affected index constituents) on the trading day immediately prior to the date of such event to be its closing level and/or intraday levels, as applicable, on each remaining trading day to, and including, any valuation date and will calculate the applicable level of the underlying index giving effect to such deemed level(s).

A “benchmark event” will occur if the applicable registration for an underlying index or index sponsor is not effective or has been suspended or withdrawn by the relevant authority with the effect that the use of the underlying index or the index sponsor is not permitted or otherwise materially restricted under the EU benchmarks regulations or under any other applicable law, rule or regulation.

Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset

For any offering of the Securities relating to an underlying equity or containing an equity basket asset, the initial level, share delivery amount, downside threshold, call threshold, coupon barrier, intraday levels, closing levels, final level and/or any other relevant term, as applicable, are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — Risks Related to Credit and Return Characteristics — You have limited protection in the case of antidilution and reorganization events”.

How Adjustments Will be Made

If one of the events described below occurs with respect to an underlying equity and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such underlying equity, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial level, share delivery amount, downside threshold, call threshold, coupon barrier, intraday levels, closing levels, final level and/or any other relevant term, as applicable, of the affected underlying equity, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an offering of the Securities is linked to one underlying equity and an adjustment is required because of a two-for-one stock split, then the share delivery amount, if applicable, will be doubled and the initial level, downside threshold, call threshold, coupon barrier and/or any other relevant term, as applicable, will each be halved. On the other hand, if an offering of the Securities is linked to an underlying basket containing any equity basket asset and an adjustment is required because of a two-for-one stock split, then the required adjustment will be made with respect to that equity basket asset, as if it alone were the underlying equity and no adjustment will be made with respect to the other unaffected equity basket assets. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of an underlying equity, if applicable, in the event of a consolidation or merger of the applicable underlying equity issuer with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the Securities.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial level, share delivery amount, downside threshold, call threshold, coupon barrier, intraday

General Terms of the Securities

levels, closing levels, final level and/or any other relevant term for the first event, as applicable, then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, share delivery amount, downside threshold, call threshold, coupon barrier, intraday levels, closing levels, final level and/or any other relevant term, as applicable, of the underlying equity. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial level, share delivery amount, downside threshold, call threshold, coupon barrier, intraday levels, closing levels, final level and/or any other relevant term of the underlying equity, as applicable. All terms of the Securities resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Securities are linked to an ADR, the term “dividend” used in this section will mean, unless we specify otherwise in the applicable supplement for your Securities, the dividend paid by the non-U.S. stock issuer, net of any applicable non-U.S. withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADR is serving as an underlying equity, the calculation agent will consider the effect of the relevant event on the holders of the ADRs. For instance, if a holder of the ADRs receives an extraordinary dividend, the provisions below would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represent both the spun-off security as well as the existing non-U.S. stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADR is serving as an underlying equity, no adjustment will be made (1) if holders of ADRs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) except as discussed further herein, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has adjusted the number of shares of non-U.S. stock represented by each ADR so that the economic terms of the ADRs would not be affected by the antidilution event in question.

If the non-U.S. stock issuer or the depositary for the ADRs, in the absence of any of the events described below, elects to adjust the number of shares of non-U.S. stock represented by each ADR, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADRs may also have the ability to make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying equity), as to the nature of the adjustments required and how they will be made or as to the value of any property received by, resulting from or otherwise retained by a hypothetical holder of an underlying equity in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

General Terms of the Securities

➢a subdivision, consolidation or reclassification of an underlying equity or a free distribution or dividend of shares of an underlying equity to existing holders of an underlying equity by way of bonus, capitalization or similar issue;

➢a distribution or dividend to existing holders of an underlying equity of:

￭additional shares of an underlying equity as described under “— Stock Dividends or Distributions” below,

￭other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of an underlying equity, as applicable, or

￭any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

➢the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of an underlying equity, as applicable, or other assets;

➢a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

➢a consolidation of the respective underlying equity issuer with another company; and

➢any other similar event that may have a diluting or concentrative effect on the theoretical value of an underlying equity.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — Risks Related to Credit and Return Characteristics — You have limited protection in the case of antidilution and reorganization events”.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If an underlying equity is subject to a stock split or a reverse stock split, then the share delivery amount, as applicable, will be adjusted by multiplying the prior share delivery amount by, and the initial level, downside threshold, call threshold, coupon barrier and/or any other relevant term, as applicable, will each be adjusted by dividing the prior initial level, the prior downside threshold, the prior call threshold, the prior coupon barrier and/or any other relevant term, as applicable, by the number of shares that a holder of one share of the underlying equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If an underlying equity is subject to a stock dividend payable in shares of such underlying equity, then the share delivery amount, as applicable, will be adjusted by multiplying the prior share delivery amount by, and the initial level, downside threshold, call threshold, coupon barrier and/or any other relevant term, as applicable, will each be adjusted by dividing the prior initial level, the prior downside threshold, the prior call threshold, the prior coupon barrier and/or any other relevant term, as applicable, by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying equity.

General Terms of the Securities

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of an underlying equity that are in lieu of ordinary cash dividends payable with respect to shares of such underlying equity.

Other Dividends or Distributions

The terms of the Securities will not be adjusted to reflect dividends or other distributions paid with respect to an underlying equity, other than:

➢stock dividends described under “— Stock Dividends or Distributions” above;

➢issuances of transferable rights and warrants with respect to an underlying equity as described under “— Transferable Rights and Warrants” below;

➢if an underlying equity is a common stock of a specific company, distributions that are spin-off events described under “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”; and

➢extraordinary cash dividends described below.

For any offering of the Securities, a dividend or other distribution with respect to an underlying equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for an underlying equity by an amount equal to at least 10% of the closing level of an underlying equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which an underlying equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to an underlying equity and is payable in cash, then the share delivery amount, as applicable, will be adjusted by multiplying the prior share delivery amount by, and the initial level, downside threshold, call threshold, coupon barrier and/or any other relevant term, as applicable, will each be adjusted by dividing the prior initial level, the prior downside threshold, the prior call threshold, the prior coupon barrier and/or any other relevant term, as applicable, by the ratio of the closing level of the underlying equity on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for an underlying equity equals:

➢for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying equity minus the amount per share of underlying equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for an underlying equity; or

➢for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of an underlying equity that is both an extraordinary dividend and payable in an underlying equity, or an issuance of rights or warrants with respect to an underlying equity that is also an extraordinary dividend, will result in adjustments to the initial level, share delivery amount, downside threshold, call threshold, coupon barrier and/or any other relevant term, as applicable, as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the underlying equity issuer issues transferable rights or warrants to all holders of such underlying equity to subscribe for or purchase such underlying equity at an exercise price per share that is less than the closing level of such underlying equity on the trading day before the ex-dividend date for such issuance, then the

General Terms of the Securities

calculation agent may adjust the initial level, share delivery amount, downside threshold, call threshold, coupon barrier, intraday levels, closing levels, final level and/or any other relevant term, as applicable, of the underlying equity, as the calculation agent determines appropriate to account for the economic effect of such issuance, including, without limitation, by reference to any adjustment(s) to options contracts on the affected underlying equity in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange.

Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset

Each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)the underlying equity is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying equity issuer;

(b)the underlying equity issuer or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;

(c)any statutory share exchange involving outstanding shares of the underlying equity issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;

(d)the underlying equity issuer or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

(e)the underlying equity issuer or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying equity, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);

(f)the underlying equity issuer or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

(g)a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the underlying equity issuer or any successor entity and is consummated for all or substantially all of such shares.

Following a reorganization event, we refer to the property or properties received by, resulting from or otherwise retained by a hypothetical holder of an underlying equity in or as a result of that reorganization event— whether securities, other property, cash or a combination of securities, other property and cash — as the “distribution property”. The calculation agent will divide distribution property into two categories:

➢“Successor underlying equity(ies)” which are equity security(ies) listed or approved for trading on a major U.S. exchange or market which satisfy clauses (i) and (ii) of the substitute selection criteria set forth below under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity”; and

➢“Non-stock distribution property” which is cash and/or any other property, assets or securities including, without limitation, equity securities that do not meet the criteria for successor underlying equities, equity securities that are not listed or admitted to trading on any major U.S. exchange or market or securities issued by a non-U.S. company that are quoted and traded in a non-U.S. currency.

If a holder of an underlying equity may elect to receive successor underlying equity(ies) and/or non-stock distribution property in the reorganization event, the distribution property will be deemed to be the successor underlying equity(ies) to the maximum extent and in the maximum amount that a hypothetical holder of the applicable underlying equity could elect (which may be 100%) and the balance of the distribution property, if

General Terms of the Securities

any, in such other non-stock distribution property (which could be 0% if the holder of the applicable underlying equity could elect to receive 100% shares of the successor underlying equity); if a hypothetical holder of the applicable underlying equity may elect from multiple successor underlying equities, then the election will be deemed to the maximum extent available and value first to the successor underlying equity that represents the highest value per share of the underlying equity and second to the successor underlying equity that represents the second highest value per share of the underlying equity and so on. In all other cases, the distribution property (including for this purpose any successor underlying equity(ies)) will be deemed to be the categories and amounts of distribution property received by, resulting from or otherwise retained by a hypothetical holder of the applicable underlying equity that makes no election (to the extent applicable), as determined by the calculation agent.

Depending on the composition of distribution property received by, resulting from or otherwise retained by a hypothetical holder of the applicable underlying equity in a reorganization event, the calculation agent will make the following adjustments:

➢If a reorganization event with respect to an underlying equity occurs and the relevant distribution property, after making any applicable election, consists solely of a successor underlying equity(ies), then the determination of the intraday levels, closing levels and/or final level, as applicable, will be made by the calculation agent based upon the amount and value of such successor underlying equity(ies) that a hypothetical holder of the underlying equity prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.

➢If a reorganization event with respect to an underlying equity occurs and the relevant distribution property, after making any applicable election, consists of (i) a successor underlying equity(ies) and (ii) non-stock distribution property, then, on the effective date of such reorganization event, the calculation agent will allocate the value of the non-stock distribution property to the successor underlying equity(ies). In this case, the number of shares of the successor underlying equity(ies) attributable to an underlying equity as a result of a reorganization event will be increased by the value of the non-stock distribution property as of the effective date of the reorganization event divided by the closing level of the applicable successor underlying equity(ies) on the effective date of such reorganization event. Notwithstanding the foregoing if the value of the non-stock distribution property represents 10% or less of the value of the distribution property received by, resulting from or otherwise retained by a hypothetical holder of an underlying equity as of as of the effective date of the reorganization event the calculation agent will not make the allocation in the previous sentence. In both cases, the determination of the intraday levels, closing levels and/or final level, as applicable, will be made by the calculation agent based upon the amount and value of the distribution property (reallocated to the successor underlying equity(ies) as described in this bullet and in the sentence following the third bullet, as applicable) that a hypothetical holder of the underlying equity prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.

➢If a reorganization event occurs with respect to an underlying equity and the relevant distribution property, after making any applicable election, consists solely of non-stock distribution property, then the determination of the intraday levels, closing levels and/or final level, as applicable, will be made by the calculation agent based upon the amount, type and value of the distribution property that a hypothetical holder of the underlying equity prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event. Notwithstanding the foregoing, the calculation agent may replace the underlying equity with a substitute security (as defined under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” below). If the calculation agent selects a substitute security, such substitute security will be deemed to be the relevant underlying equity and the calculation agent will make adjustments in the manner described under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” below and to the extent the substitute security is quoted and traded in a non-U.S. currency, the calculation agent will make currency conversions as described for non-U.S. securities below. Alternatively, the calculation agent may determine that no substitute security exists, as set forth below, and, in that situation may deem the closing level and/or intraday levels, as applicable, of the applicable underlying equity on the trading day immediately prior to the effective

General Terms of the Securities

date of the reorganization event to be the closing level and/or intraday levels, as applicable, of the underlying equity on each remaining trading day to, and including, any valuation date.

In the case of the first two bullets above if there are multiple successor underlying equities the relative proportions of each included for subsequent determinations will be based on the relative amounts received or deemed to have been received by the hypothetical holder.

If a reorganization event occurs, the calculation agent will be solely responsible for the determination and calculation of the distribution property, including the determination of the cash value of any distribution property, if necessary, and any amounts payable on the Securities.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a non-U.S. security) listed or admitted for trading on a securities exchange or market, the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. No interest will accrue on any distribution property.

If a reorganization event occurs, the distribution property (which may include securities quoted and traded in a non-U.S. currency) received by, resulting from or otherwise retained by a hypothetical holder of the applicable underlying equity, or as a result of such reorganization event, may be substituted for the applicable underlying equity as described above. Consequently, in this product supplement, references to an applicable underlying equity mean any of those assets and comprises an adjusted underlying equity for the particular offering of the Securities. Similarly, references to the respective underlying equity issuer include the applicable entity(ies) in respect of the successor underlying equity(ies) and/or the distribution property.

If the non-stock distribution property consists of one or more securities quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of that property on any applicable date, the closing level of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable supplement.

If a reorganization event occurs with respect to an underlying equity and the calculation agent adjusts such underlying equity to consist of the distribution property as described above or selects a substitute security, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying equity or such substitute security, as applicable, for that offering of the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying equity were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying equity.

For example, assume an offering of the Securities is linked to one underlying equity and the respective underlying equity issuer merges into another company and each share of the underlying equity is converted into the right to receive two common shares of the surviving company listed or admitted for trading on a non-U.S. securities exchange and a specified amount of cash. Conceptually, the distribution property is treated much like an underlying basket, with the basket assets consisting of two common shares of the surviving company and the specified amount of cash. In the same manner as it would for an equity basket asset, the calculation agent will adjust the common share component of the adjusted underlying equity for each Security in the particular offering to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, as if the common shares were issued by the respective underlying equity issuer. In that event, the cash component will not be adjusted but will continue to be a component of the underlying equity for that particular offering (with no interest adjustment).

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately

General Terms of the Securities

4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on any valuation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If an reorganization event occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, share delivery amount, downside threshold, call threshold, coupon barrier, intraday levels, closing levels, final level and/or any other relevant term, as applicable, as a result of the reorganization event. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the underlying equity subject to the reorganization event.

Reorganization Events Affecting an Equity Basket Asset

If an offering of the Securities is linked to an underlying basket and a reorganization event occurs with respect to an equity basket asset, the calculation agent will adjust the affected equity basket asset, as if it alone were the underlying equity. More specifically, the successor underlying equity(ies), distribution property or substitute security, as the case may be, will only replace the affected equity basket asset in the determination of the intraday levels, closing levels and/or final level, as applicable, by the calculation agent, taking into consideration the weight of the affected equity basket asset, and no adjustment will be made with respect to the other unaffected equity basket assets.

If an offering of the Securities is linked to an underlying basket and two or more issuers of underlying equities are subject to a merger, combination or consolidation with each other, irrespective of the foregoing, the distribution property that results from such merger, combination or consolidation will replace all of the affected underlying equities (with no adjustment to any underlying equities not affected by the merger, combination or consolidation). The calculation agent will make the corresponding adjustment(s), if any, to any relevant initial levels, share delivery amounts, downside thresholds, call thresholds, coupon barriers, intraday levels, closing levels, final levels and/or any other relevant term, as applicable, as the calculation agent determines appropriate to account for that diluting or concentrative effect.

Reorganization Events Affecting an Underlying Equity that is an ADR

If an ADR is serving as an underlying equity and the non-U.S. stock represented by such ADR is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADRs are not eligible to participate in such reorganization event or (2) to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has made adjustments to account for the effects of such reorganization event. However, if holders of ADRs are eligible to participate in such reorganization event and the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

General Terms of the Securities

Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity

Delisting of, Suspension of Trading in, or Change in Law Affecting, a Common Stock

If an underlying equity is delisted or trading of the underlying equity is suspended on the primary exchange for such underlying equity, and such underlying equity is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying equity will continue to be deemed the underlying equity, except as described under “— Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility” and “—Delisting, Discontinuance or Modification of, or Change in Law Affecting, an ETF”.

If (i) an underlying equity is delisted or trading of such underlying equity is suspended on the primary exchange for such underlying equity, and is not immediately re-listed or approved for trading on a successor exchange or (ii) the calculation agent determines that a change in law has occurred with respect to an underlying equity, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADR, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary “Industry” classification as the applicable underlying equity issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction or any other legal or regulatory restriction prohibiting directly or indirectly, the investment in, or the sale, purchase, beneficial ownership, holding or transfer of, or any other transaction or other dealing related to, such underlying equity by any class of eligible potential purchasers of the Securities and (iii) is the most comparable to the applicable underlying equity issuer as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Securities with respect to the common stock or ADR of such company. If there is no issuer with the same primary “Industry” classification as the applicable underlying equity issuer that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADR then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification; and second, issuers with the same primary “Industry Group” classification, in each case, as the applicable underlying equity issuer. “Sub-Industry”, “Industry” and “Industry Group” have the meanings assigned by S&P Dow Jones Indices LLC, a subsidiary of S&P Global Inc. and MSCI Inc., or any successor(s) thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures.

The substitute security will be deemed to be the underlying equity and the calculation agent will make any required adjustment to the initial level, share delivery amount, downside threshold, call threshold, coupon barrier, intraday levels, closing levels, final level and/or any other relevant term, as applicable, and thereafter will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is quoted and traded in a non-U.S. currency, then for all purposes, the closing level and/or intraday levels, as applicable, of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

If (i) the applicable underlying equity is delisted or trading of the applicable underlying equity is suspended or (ii) the calculation agent determines that a change in law has occurred with respect to the applicable underlying equity and, in either case, the calculation agent determines that no substitute security comparable to the applicable underlying equity exists, then the calculation agent will deem the closing level and/or intraday levels, as applicable, of the applicable underlying equity on the trading day immediately prior to its delisting or suspension, or the change date in the case of a change in law, to be the closing level and/or intraday levels, as applicable, of the applicable underlying equity on each remaining trading day to, and including, any valuation date.

General Terms of the Securities

Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility

If an ADR serving as an underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included on an eligible interdealer quotation system, or if the ADR facility between the issuer of the non-U.S. stock and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “ADR change date”), then the calculation agent will either deem the non-U.S. stock to be such underlying equity or will select a substitute security in the manner described above under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity”, and, in either case, the calculation agent will make any required adjustment to the initial level, share delivery amount, downside threshold, call threshold, coupon barrier, intraday level, closing level, final level and/or any other relevant term, as applicable, and thereafter will determine the payment at maturity by reference to the non-U.S. stock or substitute security and such adjusted terms. If the calculation agent determines that a change in law has occurred with respect to an ADR serving as an underlying equity, then on and after the change date, the calculation agent will select a substitute security in the manner described above under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” or, if there is no substitute security, take the other actions described therein and, thereafter, make any other required adjustments.

To the extent that the non-U.S. stock and/or a group of one or more classes of non-U.S. stock substituted for the underlying equity represents more than or less than one share of such underlying equity, the calculation agent may modify the terms as necessary to ensure an equitable result including, but not limited to, changing the quantities and classes of such non-U.S. stock. On and after the ADR change date, for all purposes, including the determination of the underlying return or basket return, as applicable, on any valuation date, the closing level and/or intraday levels of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”, unless otherwise specified in the applicable supplement. If an ADR serving as an underlying asset is replaced with the non-U.S. stock to the extent any share delivery amount is owed, we will pay, in lieu of delivery of any such security, an amount in cash (payable in U.S. dollars) equal to the value thereof, as determined by the calculation agent.

Delisting, Discontinuance or Modification of, or Change in Law Affecting, an ETF

If an ETF serving as an underlying equity (“original ETF”) is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed an underlying equity, as applicable.

If an ETF serving as an underlying equity is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, the ETF is otherwise discontinued or the calculation agent determines that a change in law has occurred with respect to an ETF (as defined above), then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF, which is listed or approved for trading on a major U.S. exchange or market, whose ETF (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same target index or underlying constituents as the original ETF or a comparable index or comparable constituents to the original ETF, (iii) is not subject to a hedging restriction (as described above) or any other legal or regulatory restriction prohibiting directly or indirectly, the investment in, or the sale, purchase, beneficial ownership, holding or transfer of, or any other transaction or other dealing related to, such underlying equity (or underlying constituent) by any class of eligible potential purchasers of the Securities and (iv) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to its underlying constituents, any target index, market capitalization, price volatility and dividend yield (the “ETF substitute selection criteria”). The substitute ETF will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, share delivery amount, downside threshold, call threshold, coupon barrier, intraday levels, closing levels, final level and/or any other relevant term, as applicable, and thereafter will determine the payment at maturity by reference to the substitute ETF and such adjusted terms. If the substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the closing level and/or intraday levels, as applicable, of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

General Terms of the Securities

If the calculation agent determines that no substitute ETF comparable to the original ETF exists or a change in law has occurred, then the calculation agent may determine the closing level and/or intraday levels of the original ETF by reference to a basket comprised of (i) the underlying constituents of the original ETF (giving effect to any change in law) or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying constituents of the original ETF based upon the ETF substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, share delivery amount, downside threshold, call thresholds, coupon barriers, intraday levels, closing levels, final level and/or any other relevant term, as applicable, and thereafter will determine the payment at maturity by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security quoted and traded in a non-U.S. currency, then for all purposes, the closing level and/or intraday levels, as applicable, of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset”.

If at any time (i) the target index or the underlying constituents of an ETF serving as an underlying equity is changed in a material respect, or if the ETF in any other way is modified so that the level of its shares do not, in the opinion of the calculation agent, fairly represent the level of the shares of the ETF had those changes or modifications not been made, (ii) a change in law has occurred with respect to an ETF or one or more underlying constituents or (iii) an index sponsor or investment adviser has modified or reconstituted the target index or the ETF in response to what otherwise would have been a change in law, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such event or to give effect to such change in law, and determine its closing levels and/or intraday levels, as applicable, by reference to the level of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the level of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level in order to arrive at a level of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing level and/or intraday levels, as applicable, of the original ETF on the trading day immediately prior to the date of such event to be the closing level and/or intraday levels, as applicable, of the original ETF on each remaining trading day to, and including, any valuation date.

Change in Law

If (1) an underlying equity issuer is organized or primarily operates in a jurisdiction other than the U.S. or, in the case of an underlying ETF or underlying index, one or more underlying constituents is listed or admitted for trading on a non-U.S. exchange or market and (2) the calculation agent determines that a “change in law” (as defined below) occurs, then the calculation agent may take the actions described herein under (i) in the case of an underlying equity, “— Delisting of, Suspension of Trading in, or Change in law Affecting, an Underlying Equity”, “— Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility” or “—Delisting, Discontinuance or Modification of, or Change in Law Affecting, an ETF” and (ii) in the case of an underlying index, “— Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”.

Any of the following may be determined by the calculation agent to be a “change in law” with respect to a particular underlying asset related to a particular offering of the Securities: due to (A) the adoption of or any change in any applicable law, regulation or order (including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change, announcement or statement of the formal or informal interpretation by any court, tribunal, regulatory or executive authority with competent jurisdiction of any applicable law, regulation or order, the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to, such underlying asset (or, in the case of an underlying ETF or underlying index, an underlying constituent) by any class of eligible potential purchasers of the Securities, UBS or any affiliate is prohibited or, after giving effect to any applicable liquidation, unwind or cure period, will be prohibited (such applicable date, the “change date”).

General Terms of the Securities

The following events will not be a change in law:

➢with respect to an underlying ETF: either the index sponsor of the target index or the investment adviser for such ETF publicly announces prior to the change date its intention to comply with the applicable change in law by removing any affected underlying constituents; and

➢with respect to an underlying index, the index sponsor publicly announces prior to the change date its intention to comply with the applicable change in law by removing any affected underlying constituents.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest – or, if there is only one, the only – quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business

General Terms of the Securities

days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢no quotation of the kind referred to above is obtained; or

➢every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢A‑1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢P‑1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities on a payment date, including the maturity date, will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We may also make any payment in accordance with the applicable procedures of the depositary.

Regular Record Dates for Coupons

If applicable and unless otherwise specified in the applicable supplement, the regular record date relating to a payment for the Securities will be the business day prior to the payment date.

Trading Day

In the case of an underlying equity, a “trading day” is a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary U.S. exchange(s) or market(s) on which such underlying equity is listed or admitted for trading. With respect to an underlying equity issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is scheduled to be generally conducted on the primary non-U.S. exchange(s) or market(s) on which such instrument is listed or admitted for trading. In the case of an underlying index, the calculation agent shall determine a “trading day” by reference to such exchange(s) or market(s) relating to the underlying constituents.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus. The payment dates for your Securities will be the dates specified

General Terms of the Securities

in the applicable supplement, unless such specified date is not a business day, in which case the applicable date will be the next following business day.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the settlement date of the Securities without notice. The calculation agent will make all determinations and calculations regarding any amounts payable in respect of your Securities, market disruption events, antidilution and reorganization adjustments, change in law, business days, trading days, valuation dates, the default amount, all applicable economic terms of the Securities and all other determinations with respect to the Securities in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any determination or calculation made by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable supplement.

Use of Proceeds and Hedging

The net proceeds from the offering of the Securities will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds”. We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we and/or our affiliates expect to enter into hedging transactions involving purchases and sales of underlying assets, basket assets and/or underlying constituents, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on and/or after the applicable trade date. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we and/or our affiliates may:

➢acquire or dispose of long or short positions of any underlying equities, basket assets and/or the underlying constituents;

➢acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the above instruments;

➢acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying asset, basket assets or underlying constituents;

➢acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or

➢any combination of the above four.

We and/or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We and/or our affiliates may close out our or their hedge position relating to the Securities on or before the final valuation date for your Securities. That step may involve sales or purchases of the instruments described above. No holder of the Securities will have any rights or interest in our or any affiliates’ hedging activity or any positions we or our affiliates may take in connection with any hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time, and the payment at maturity of your Securities. See the “Risk Factors” section in this product supplement for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

Material U.S. Federal Income Tax Consequences

General

The U.S. federal income tax consequences of an investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of how certain Securities should be treated for U.S. federal income tax purposes and we do not plan to request a ruling from the IRS. The following is a general description of certain material U.S. federal income tax consequences of the ownership and disposition of the Securities and does not purport to be a complete analysis of all tax considerations relating to the Securities. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury regulations, rulings and decisions, in each case, as available and in effect as of the date of this document, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. The applicable supplement will contain a further discussion of the U.S. federal income tax consequences applicable to that offering of Securities, which may differ from the discussion herein. The summary of the U.S. federal income tax consequences contained in the applicable supplement supersedes the following summary to the extent it is inconsistent therewith. Prospective purchasers of the Securities are urged to read the discussion in the applicable supplements relating to their Securities and to consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the federal, state, and local tax laws of the U.S. of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts, in each case as applicable, under the Securities.

This discussion applies to investors that acquire the Securities upon initial issuance and hold the Securities as capital assets for U.S. federal income tax purposes. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances, including alternative minimum tax consequences and does not address the different tax consequences that apply to holders that are members of a class of holders subject to special rules, such as:

➢a dealer in securities or currencies,

➢a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings,

➢a financial institution or a bank,

➢a regulated investment company (“RIC”), real estate investment trust (“REIT”) or a common trust fund,

➢a life insurance company,

➢a tax-exempt organization including an “individual retirement account” or “Roth IRA”, as defined in Section 408 or 408A of the Code, respectively,

➢a person that owns Securities as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Securities or a “wash sale” with respect to the Securities or any underlying assets,

➢a former citizen or resident of the U.S.,

➢a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

➢taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

Material U.S. Federal Income Tax Consequences

Prospective investors considering the purchase of a Security should consult their tax advisors concerning the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as discussed under “— Non-U.S. Holders” below, this discussion is only applicable to U.S. holders. For purposes of this summary, a U.S. holder is a beneficial owner of a Security that is: (i) an individual who is a citizen or a resident of the U.S. for U.S. federal income tax purposes, (ii) a domestic corporation or other entity that is treated as a corporation for U.S. federal income tax purposes and is created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a court within the U.S. is able to exercise primary supervision over its administration, and one or more U.S. persons for U.S. federal income tax purposes have the authority to control all substantial decisions of the trust. For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a Security that is: (i) a nonresident alien individual for U.S. federal income tax purposes, (ii) a foreign corporation for U.S. federal income tax purposes; or (iii) an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

An individual may, subject to certain exceptions, be deemed to be a resident of the U.S. for U.S. federal income tax purposes by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Securities.

This discussion does not address Securities linked to, or denominated in, one or more foreign currencies the tax treatment of which will be specified in the applicable supplement. Additionally, this summary does not address all the U.S. federal income tax consequences of the ownership or disposition of any underlying asset or other property that a holder may receive at maturity or otherwise pursuant to the terms of certain offerings of the Securities and each holder should consult its tax advisor regarding the potential U.S. federal income tax consequences of the ownership and disposition of any underlying asset.

For purposes of the discussion below, references to “the Securities” means an offering of Securities for which the applicable supplement states that the treatment of such Securities is the treatment discussed under the relevant subheading. The applicable supplement may indicate other issues applicable to a particular Security. Notwithstanding the rules described below, it should be noted that, under newly enacted law that is effective for tax years beginning after December 31, 2017 (or, in the case of original issue discount, for tax years beginning after December 31, 2018), certain taxpayers that are required to prepare certified financial statements or file financial statements with certain regulatory or governmental agencies may be required to recognize income, gain and loss with respect to the Securities at the time that such income, gain or loss is recognized on such financial statements instead of under the rules described below.

Securities Treated as Indebtedness for U.S. Federal Income Tax Purposes

We may treat certain offerings of Securities as indebtedness for U.S. federal income tax purposes. The applicable supplement will indicate whether we intend to treat a Security as indebtedness for U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a Security that we intend to treat as indebtedness for U.S. federal income tax purposes.

Payments of Interest

Except as described below in the case of interest on a discount Security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” holders will be taxed on any interest on the Securities as ordinary income at the time the interest is received or the interest accrues, depending on each holder’s method of accounting for U.S. federal income tax purposes.

Material U.S. Federal Income Tax Consequences

Original Issue Discount

General.

The following is a summary of the principal U.S. federal income tax consequences of the ownership of Securities having original issue discount (“OID”).

A Security will have OID for U.S. federal income tax purposes if (i) its “issue price” is less than its “stated redemption price at maturity” by more than a de minimis amount, as discussed below, and (ii) it has a term of more than one year.

The issue price of a Security generally is the first price at which a substantial amount of the “issue” of Securities is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), excluding pre-issuance accrued interest (as discussed below under “— Pre-Issuance Accrued Interest”).

The “stated redemption price at maturity” of a Security is generally the total amount of all payments provided by the Security other than “qualified stated interest” payments.

Qualified stated interest is generally stated interest that is “unconditionally payable” in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a “qualifying variable rate” (as described below). Qualified stated interest is taxable to a holder when accrued or received in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes.

Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the Security otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

Securities having “de minimis OID” generally will be treated as not having OID unless a holder elects to treat all interest on the Security as OID. See “—Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method)”. A Security will be considered to have “de minimis OID” if the difference between its stated redemption price at maturity and its issue price is less than the product of 0.25 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity (or the weighted average maturity in the case of a Security that provides for payment of an amount other than qualified stated interest before maturity).

Holders of Securities having OID will be required to include OID in gross income for U.S. federal income tax purposes as it accrues (regardless of the holders’ method of accounting), which may be in advance of receipt of the cash attributable to such income. OID accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, holders of Securities having OID will generally be required to include in income increasingly greater amounts of OID in successive accrual periods.

The annual amount of OID includible in income by the initial holder of a Security having OID will equal the sum of the “daily portions” of the OID with respect to the Security for each day on which the holder held the Security during the taxable year. Generally, the daily portions of OID are determined by allocating to each day in an “accrual period” the ratable portion of OID allocable to the accrual period. The term “accrual period” means an interval of time with respect to which the accrual of OID is measured, and which may vary in length over the term of the Security provided that each accrual period is no longer than one year and each scheduled payment of principal, interest, or any other amount occurs on either the first or last day of an accrual period.

Material U.S. Federal Income Tax Consequences

The amount of OID allocable to an accrual period will be the excess of:

➢the product of the “adjusted issue price” of the Security at the commencement of the accrual period and its “yield to maturity”, over

➢the amount of any qualified stated interest payments allocable to the accrual period.

The adjusted issue price of a Security at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of OID previously includible in the gross income of the holder (without regard to any “acquisition premium” as described below under “— Securities Purchased at a Market Discount or Premium”), reduced by the amount of any payment other than a payment of qualified stated interest previously made on the Security. If an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest that is payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro-rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. The yield to maturity of a Security is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of OID allocable to the initial period may be computed using any reasonable method; however, the OID allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

Pre-Issuance Accrued Interest

If (i) a portion of the initial purchase price of a Security is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the Security is to be made within one year of the Security’s issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the holder may compute the issue price of the Security by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Security.

Securities Subject to Call or Put Options

For purposes of calculating the yield and maturity of a Security subject to an option, in general, a call option held by us is presumed exercised if, upon exercise, the yield on the Security would be less than it would have been had the option not been exercised, and a put option held by a holder is presumed exercised if, upon exercise, the yield on the Security would be more than it would have been had the option not been exercised. The effect of this rule generally may accelerate or defer the inclusion of OID in the income of a holder whose Security is subject to a put option or a call option, as compared to a Security that does not have such an option. If any option that is presumed to be exercised is not in fact exercised, the Security will be treated as reissued solely for purposes of the OID rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the Security’s yield and maturity for OID purposes and any related subsequent accruals of OID.

Securities With a Payment Schedule that is Significantly More Likely Than Not to Occur

If (i) a Security provides for alternative payment schedules applicable upon the occurrence of one or more contingencies, (ii) the timing and amounts of the payments that comprise each payment schedule on a Security are known as of the issue date, and (iii) it is determined that one of the payment schedules is significantly more likely than not to occur, then that Security may be subject to special rules under which a holder must determine the yield and maturity of the Security by assuming that the payments will be made according to the payment schedule most likely to occur. The applicable supplement will indicate whether we intend to treat a Security as subject to these special rules.

Material U.S. Federal Income Tax Consequences

Securities Purchased at a Market Discount or Premium

Market Discount.

If a holder purchases a Security, other than a CPDI or a Short-Term Security (each as defined below under “Contingent Payment Debt Instruments” and “Short-Term Securities”, respectively) for an amount that is less than its stated redemption price at maturity or, in the case of a Security having OID, less than its revised issue price (which is the sum of the issue price of the Security and the aggregate amount of the OID previously includible in the gross income of any holder (without regard to any acquisition premium)), the amount of the difference generally will be treated as market discount for U.S. federal income tax purposes. (It is possible that a holder may purchase a Security at original issuance for an amount that is different than its issue price.) The amount of any market discount generally will be treated as de minimis and disregarded if it is less than the product of 0.25 percent of the stated redemption price at maturity of the Security and the number of complete years to maturity (or the weighted average maturity in the case of a Security paying any amount other than qualified stated interest prior to maturity).

Under the market discount rules, a holder is required to treat any principal payment on (or, in the case of a Security having OID, any payment that does not constitute qualified stated interest), or any gain on the taxable disposition of, a Security as ordinary income to the extent of any accrued market discount that has not previously been included in income. If the Security is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the holder as if the holder had sold the Security at its then fair market value. In addition, the holder may be required to defer, until the maturity of the Security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Security.

Market discount accrues ratably during the period from the date of acquisition to the maturity of a Security, unless the holder elects to accrue it under the constant yield method. A holder of a Security may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the Security in the hands of the holder will be increased by the market discount thereon as it is included in income.

Acquisition Premium.

A holder that purchases a Security having OID, other than a CPDI or a Short-Term Security, for an amount exceeding its “adjusted issue price” (which is described above under “— Original Issue Discount”) and less than or equal to the sum of all remaining amounts payable on the Security other than payments of qualified stated interest will be treated as having purchased the Security with acquisition premium. The amount of OID which the holder must include in gross income with respect to such Security will be reduced in the proportion that the excess bears to the OID remaining to be accrued as of the Security’s acquisition and ending on the stated maturity date. Rather than apply the above fraction, the holder that elects to treat all interest as OID would treat the purchase at an acquisition premium as a purchase at an original issuance and calculate OID accruals on a constant yield to maturity, as further discussed below under “—Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method)”.

Bond Premium.

A holder that acquires a Security, other than a CPDI or a Short-Term Security, for an amount that is greater than the sum of all remaining amounts payable on the Security other than payments of qualified stated interest will be treated as having purchased the Security at a bond premium, and will not be required to include any OID in income. A holder generally may elect to amortize bond premium. The election to amortize bond premium must be made with a timely-filed federal income tax return for the first taxable year to which the holder wishes the election to apply.

Material U.S. Federal Income Tax Consequences

If bond premium is amortized, the amount of interest that must be included in the holder’s income for each period ending on an interest payment date or on stated maturity, as the case may be, will be reduced by the portion of bond premium allocable to such period based on the Security’s yield to maturity (or, in certain circumstances, until an earlier call date) determined by using the holder’s adjusted tax basis in the Security, compounding at the close of each accrual period. If the bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, the excess may be deducted to the extent of prior income inclusions and is then carried to the next accrual period and offsets qualified stated interest in such period. If a holder elects to amortize bond premium, that holder must reduce its basis in the Securities by the amount of the premium amortized in any year. If an election to amortize bond premium is not made, a holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the taxable disposition or payment of the principal amount of the Security.

An election to amortize bond premium will apply to amortizable bond premium on all Securities and other bonds, the interest on which is includible in the holder’s gross income, held at the beginning of the holder’s first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest as OID is treated as an election to amortize premium. Special rules may apply if a Security is subject to a call prior to maturity at a price in excess of its stated redemption price at maturity.

Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method)

A holder of a Security may elect to include in income all interest and discount (including de minimis OID and de minimis market discount), as adjusted by any premium with respect to the Security, based on a constant yield method, which is described above under “— Original Issue Discount”. The election is made for the taxable year in which the holder acquired the Security, and it may not be revoked without the consent of the IRS. If such election is made with respect to a Security having market discount, the holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a Security having amortizable bond premium, the holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the holder during the year of election or thereafter.

Variable Rate Debt Instruments

A Security that qualifies as a “variable rate debt instrument” will be subject to the rules described below and will not be treated as a “contingent payment debt instrument” described in the following section. A Security will be treated as a variable rate debt instrument if:

➢the issue price of the Security does not exceed the total amount of noncontingent principal payments on the Security by more than the product of such principal payments and the lesser of (i) 15 percent or (ii) the product of 1.5 percent and the number of complete years in the Security’s term (or its weighted average maturity in the case of a Security that is an installment obligation), and

➢the Security does not provide for any stated interest other than stated interest paid or compounded at least annually at a qualifying variable rate which is (i) one or more “qualified floating rates,” (ii) a single fixed rate and one or more qualified floating rates, (iii) a “single objective rate,” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate” (each as described below).

For purposes of determining if a Security is a variable rate debt instrument, a qualified floating rate is a variable rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated and is set at a “current rate.” A qualified floating rate (or objective rate, as described below) must be set at a current value of that rate. A current value is the value of the variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day.

Material U.S. Federal Income Tax Consequences

A multiple of a qualified floating rate is generally not a qualified floating rate, unless the variable rate is either:

➢a product of a qualified floating rate times a fixed multiple greater than 0.65 but not more than 1.35, or

➢a product of a qualified floating rate times a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

Certain combinations of rates are treated as a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of one year or less followed by a qualified floating rate (or objective rate) if the value of the floating rate at the issue date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Security. A combination of these rates is generally treated as a single qualified floating rate if the values of all rates on the issue date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment is treated as a qualified floating rate only if the restriction is fixed throughout the term of the Security, and is not reasonably expected as of the issue date to cause the yield on the Security to differ significantly from its expected yield absent the restriction.

An objective rate is defined as a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information (other than a rate based on information that is within the control of the issuer or an affiliate or that is unique to the circumstances of the issuer or an affiliate). The IRS may designate other variable rates that will be treated as objective rates. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Security’s term will differ significantly from the average value of such rate during the final half of its term. A combination of a fixed rate of stated interest for an initial period of one year or less followed by an objective rate is treated as a single objective rate if the value of the objective rate at the issue date is intended to approximate the fixed rate; such a combination of rates is generally treated as a single objective rate if the objective rate on the issue date does not differ from the fixed rate by more than 0.25 percentage points. An objective rate is a qualified inverse floating rate if it is equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions as those discussed above).

If a Security is a variable rate debt instrument, special rules apply to determine the amount of qualified stated interest and the amount and accrual of any OID. If the Security bears interest that is unconditionally payable or compounds at least annually at a single qualified floating rate or objective rate, all stated interest is treated as qualified stated interest. The accrual of any OID is determined by assuming the Security bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the Security. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

If the Security bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of OID generally are determined by (i) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (ii) determining the amount of qualified stated interest and OID by assuming the Security bears interest at those substitute fixed rates and (iii) making appropriate adjustments to the qualified stated interest and OID so determined for actual interest rates under the Security. However, if that qualifying variable rate includes a fixed rate, the Security is generally treated for purposes of applying clause (i) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is a qualified inverse floating rate) that would cause the Security to have approximately the same fair market value, and the rate is used in lieu of the fixed rate.

Material U.S. Federal Income Tax Consequences

Securities bearing interest at a variable rate and having a term in excess of one year (i) that do not bear interest at a qualifying variable rate, (ii) that have contingent principal payments or (iii) that have an issue price that exceeds the noncontingent principal payments by more than the allowable amount are treated as “contingent payment debt instruments,” as described below.

Contingent Payment Debt Instruments

Securities that provide for a variable rate of interest but that do not qualify as variable rate debt instruments are treated as contingent payment debt instruments (“CPDIs”). If a CPDI is issued for cash or publicly traded property, OID is determined and accrued under the “noncontingent bond method.”

Under the noncontingent bond method, for each accrual period, holders of the Securities accrue OID equal to the product of (i) the “comparable yield” (adjusted for the length of the accrual period) and (ii) the “adjusted issue price” of the Securities at the beginning of the accrual period. This amount is ratably allocated to each day in the accrual period and is includible as ordinary interest income by a holder for each day in the accrual period on which the holder holds the CPDI, whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash.

In general, the comparable yield of a CPDI is equal to the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the CPDI, including level of subordination, term, timing of payments, and general market conditions. For example, if a hedge of the CPDI is available that, if integrated with the CPDI, would produce a “synthetic debt instrument” with a specific yield to maturity, the comparable yield will be equal to the yield of the synthetic debt instrument. However, if such a hedge is not available, but similar fixed rate debt instruments issued by us are traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread. The applicable supplement will either provide such comparable yield, or the name or title and address or telephone number of our representative who will provide such comparable yield.

The adjusted issue price at the beginning of each accrual period is generally equal to the issue price of the Security plus the amount of OID previously includible in the gross income of the holder, less any noncontingent payment and the projected amount of any contingent payment contained in the projected payment schedule (as described below) previously made on the CPDI. If a Security provides for noncontingent payments that exceed the amount that a holder would be required to accrue (without regard to any negative or positive adjustments), we intend to treat the excess as a nontaxable return of principal that will, in turn, reduce the “adjusted issue price” of the Securities.

In addition to the determination of a comparable yield, the noncontingent bond method requires the construction of a projected payment schedule. The projected payment schedule includes all noncontingent payments, and projected amounts for each contingent payment to be made under the CPDI that are adjusted to produce the comparable yield. The applicable supplement will either provide such projected payment schedule, or the name or title and address or telephone number of our representative who will provide such projected payment schedule. The projected payment schedule remains fixed throughout the term of the CPDI. A holder is required to use our projected payment schedule to determine its interest accruals and adjustments unless the holder determines that our projected payment schedule is unreasonable, in which case the holder must disclose its own projected payment schedule in connection with its U.S. federal income tax return and the reason(s) why it is not using our projected payment schedule. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual contingent amount(s) that we will pay on a Security.

If the actual amounts of contingent payments are different from the amounts reflected in the projected payment schedule, a holder is required to make adjustments in its OID accruals under the noncontingent bond method described above when those amounts are paid. Adjustments arising from contingent payments that are greater than the assumed amounts of those payments are referred to as “positive adjustments”; adjustments arising from contingent payments that are less than the assumed amounts are referred to as “negative adjustments.” Positive and negative adjustments are netted for each taxable year with respect to each Security. Any net positive adjustment for a taxable year is treated as additional OID income of the

Material U.S. Federal Income Tax Consequences

holder. Any net negative adjustment reduces any OID on the Security for the taxable year that would otherwise accrue. Any excess is then treated as a current-year ordinary loss to the holder to the extent of OID accrued in prior years. The balance, if any, is treated as a negative adjustment in subsequent taxable years and, to the extent that it has not previously been taken into account, reduces the amount realized upon a taxable disposition of the Security.

If all or a portion of the holder’s payment at maturity becomes fixed and determinable at any time more than six months prior to the maturity date, a holder may be required to take into account a positive or negative adjustment on the date the payment becomes fixed and determinable. If the payment on the maturity date is certain to be greater than the contingent payment for the maturity date that is reflected on the projected payment schedule, the holder may be required to treat the difference between the net present value of the payment that is certain to be paid on the maturity date and the net present value of the contingent payment for the maturity date that is reflected on the projected payment schedule (each net present value determined by discounting the amount to the date on which the payment at maturity becomes fixed) as a positive adjustment that is recognized on that date. In this event, if that date is prior to the taxable year that includes the maturity date, the taxable amount will exceed the amount that would have been included in income in the year had the positive adjustment not occurred and will exceed the cash payments on the Security in that year. In addition, in this event, the projected contingent payment for the maturity date that is reflected in the projected payment schedule will be increased by the absolute difference between the payment that is certain to be paid on the maturity date and the contingent payment for the maturity date that is reflected on the projected payment schedule. If, on the other hand, the payment that is certain to be paid on the maturity date is less than the contingent payment for the maturity date that is reflected on the projected payment schedule, then a holder may be permitted to treat the difference between the net present value of the payment that is certain to be paid on the maturity date and the net present value of the contingent payment for the maturity date that is reflected on the projected payment schedule (each net present value determined by discounting the amount to the date on which the payment at maturity becomes fixed) as a negative adjustment that is recognized on that date, treated as described above. In addition, in this event, the projected contingent payment for the maturity date that is reflected in the projected payment schedule would be decreased by the absolute difference between the payment that is certain to be paid on the maturity date and the contingent payment that is reflected in the projected payment schedule. However, the ability of holders to claim the ordinary loss is not free from doubt.

In general, a holder’s basis in a CPDI is increased by the projected contingent payments accrued by the holder under the projected payment schedule (as determined without regard to adjustments made to reflect differences between actual and projected payments) and reduced by the amount of any non-contingent payments and the projected amount of any contingent payments previously made. Gain on the taxable disposition of a CPDI generally is treated as ordinary income. Loss, on the other hand, is treated as ordinary only to the extent of the holder’s prior net OID inclusions (i.e., reduced by the total net negative adjustments previously allowed to the holder as an ordinary loss) and capital to the extent in excess thereof. The deductibility of a capital loss realized on the taxable disposition of a Security is subject to limitations.

A holder that purchases a Security for an amount other than the issue price of the Security will be required to adjust its OID inclusions to account for the difference. These adjustments will affect the holder’s basis in the Security. Reports to holders may not include these adjustments. Holders that purchase Securities at other than the issue price should consult their tax advisors regarding these adjustments.

Prospective investors should consult their tax advisors with respect to the application of the CPDI provisions to Securities.

Short-Term Securities

A Security treated as indebtedness for U.S. federal income tax purposes that has a maturity of one year or less from the date of its issuance is a “Short-Term Security.” A Short-Term Security will be acquired with “acquisition discount” equal to all payments under the Security over the holder’s basis in the Short-Term Security. Holders that report income for U.S. federal income tax purposes on the accrual method and certain other holders are required to include OID (equal to the difference between all payments on the Short-Term Security over its issue price) in income or, if the holder elects, acquisition discount with respect to a Short-Term Security. OID or acquisition discount on Short-Term Securities is accrued on a straight-line basis, unless

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an irrevocable election with respect to the Short-Term Security is made to accrue the OID or acquisition discount under the constant yield method based on daily compounding.

In general, an individual or other cash method holder of a Short-Term Security is not required to accrue OID or acquisition discount with respect to the Short-Term Security unless the holder elects to do so. This election applies to all Short-Term Securities acquired by the holder during the first taxable year for which the election is made, and all subsequent taxable years of the holder, unless the IRS consents to a revocation. In the case of a holder that is not required and does not elect to include OID in income currently, any gain realized on the taxable disposition of a Short-Term Security is treated as ordinary income to the extent of the OID which had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of taxable disposition, and the holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such Short-Term Securities in an amount not exceeding the accrued OID (determined on a ratable basis, unless the holder elects to use a constant yield basis) on the Short-Term Security, until the OID is recognized.

In general, the treatment of accrual method holders and cash method holders that elect to accrue discount currently on Short-Term Securities that provide for contingent interest payments is uncertain. Under one approach, the holder would wait until the maturity of a Short-Term Security to accrue the discount, even if the term of the Short-Term Security spans a taxable year. Under another approach, a holder would apply rules analogous to the rules that apply to CPDIs as described above under “— Contingent Payment Debt Instruments” and would accrue acquisition discount at our comparable yield (i.e., the yield at which we would issue a fixed-rate noncontingent debt instrument with terms and conditions similar to those of the Short-Term Securities). Under this approach, if the contingent interest payment received is less than the accrued discount based on the comparable yield, then the holder would first reduce the acquisition discount accrued for the year in which the contingent interest payment is paid, and any remainder of the difference between the accrued discount and the actual contingent interest payment would be treated as an ordinary loss. Other approaches may be possible. Prospective investors that are accrual method holders or cash method holders that elect to accrue the discount currently should consult their tax advisors regarding the appropriate method of accruing the discount on Short-Term Securities that provide for contingent interest payments. Although not entirely clear, it is possible that cash method holders that do not elect to accrue the discount currently should include contingent interest payments on Short-Term Securities in income upon receipt. Such cash method holders should consult their tax advisors regarding this possibility.

Amortizing Securities

Payments received pursuant to an amortizing Security may consist of both a principal and an interest component. The principal component will generally constitute a tax-free return of capital that will reduce a holder’s adjusted tax basis in the Security.

Taxable Disposition of the Securities

Upon the taxable disposition of a Security (including but not limited to disposition by sale, exchange, redemption, or repayment of principal at maturity), a holder will generally recognize taxable gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but untaxed interest) and (ii) the holder’s adjusted tax basis in the Security. A holder’s adjusted tax basis in a Security generally will equal the cost of the Security (net of accrued interest) to the holder, increased by amounts includible in income as OID or market discount (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on such Security.

Because the Security is held as a capital asset, such gain or loss (except to the extent that the market discount rules or the rules relating to Short-Term Securities or CPDIs otherwise provide) will generally constitute capital gain or loss. Capital gains of individual taxpayers from the taxable disposition of a Security held for more than one year may be eligible for reduced rates of taxation. The deductibility of a capital loss realized on the taxable disposition of a Security is subject to limitations.

Material U.S. Federal Income Tax Consequences

Certain Other Debt Securities

The applicable supplement will discuss the material U.S. federal income tax rules with respect to certain debt securities, including Securities that provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies relating to payments of interest or of principal.

Securities Treated as Prepaid Derivatives or Prepaid Forwards

Tax Treatment

We may treat certain Securities as prepaid forward contracts or prepaid derivative contracts for U.S. federal income tax purposes. The applicable supplement will indicate whether we intend to treat a Security as a prepaid forward contract or prepaid derivative contract for U.S. federal income tax purposes. This section describes the principal federal income tax consequences of the purchase, beneficial ownership and disposition of a Security that we intend to treat as a prepaid forward contract or prepaid derivative contract for U.S. federal income tax purposes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the treatment for U.S. federal income tax purposes of Securities with terms that are substantially the same as those described in this section. Accordingly, the proper U.S. federal income tax treatment of the Securities described in this section is uncertain. Under one approach, the Securities would be treated as prepaid forward contracts or prepaid derivative contracts with respect to the underlying asset. We intend to treat each Security described in this section consistently with this approach, and pursuant to the terms of the Securities, each holder agrees to such treatment for all U.S. federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the Securities described in this section are so treated.

Under this treatment, subject to the discussion below under “— Securities Treated as Income-Bearing Prepaid Derivatives or Prepaid Forwards”, “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” and “— Alternative Treatments for Securities Treated as Any Type of Prepaid Derivative or Prepaid Forward”, a holder should generally not accrue any income with respect to the Securities during the term of the Securities until a taxable disposition of the Securities and should generally recognize gain or loss upon a taxable disposition of the Securities in an amount equal to the difference between the amount realized at such time and its tax basis in the Securities. Subject to Section 1260 of the Code, discussed below, such gain or loss should generally be long-term capital gain or loss if the Securities have been held for more than one year (otherwise, such gain or loss would be short-term capital gain or loss if held for one year or less). In general, a holder’s tax basis in the Securities will be equal to the price paid for them. The deductibility of capital losses is subject to limitations.

Section 1260

If a Security references an underlying equity or underlying index that includes equities that are treated as equity in a RIC (or a “trust”) such as certain ETFs, a REIT, a passive foreign investment company (a “PFIC”), a partnership (including a master limited partnership), or other “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the "constructive ownership transaction" rules of Section 1260 of the Code may apply, in which case the tax consequences of a taxable disposition of the Securities could be materially and adversely affected. Under the “constructive ownership” rules, if an investment in the Securities is treated as a “constructive ownership transaction”, any long-term capital gain recognized by a U.S. holder in respect of such Securities will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any “Excess Gain” to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the taxable disposition of the Security (assuming such income accrued such that the amount in each successor year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of the taxable disposition). In the case of Securities referencing a pass-thru entity containing gold and/or silver, if Section 1260 of the Code were to apply to the Securities, any long-term capital gain recognized with respect to the Securities that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is

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applicable to “collectibles”. There exists a risk that an investment in Securities that are linked to shares of an ETF, PFIC, REIT, RIC or other “pass-thru” entity or to a basket or underlying index that contains shares of an ETF, PFIC, REIT, RIC or other “pass-thru entity” could be treated as a “constructive ownership transaction”. Furthermore, depending on the precise terms of a particular offering of Securities that reference an ETF, PFIC, REIT or other “pass-thru entity”, the risk may be substantial that an investment in such Securities would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Securities could be recharacterized as ordinary income and subject to an interest charge (or, in the case of an pass-thru entity containing gold and/or silver, subject to a special 28% maximum rate that is applicable to “collectibles”).

If such treatment applies, it is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security would be recharacterized as ordinary income and subject to the interest charge described above, in part because it is not clear how the “net underlying long-term capital gain” would be computed in respect of a Security. Under Section 1260 of the Code, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “pass-thru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the underlying asset, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying assets directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain recognized with respect to the Securities. However, it is also possible that all or a portion of the gain with respect to the Securities could be treated as “Excess Gain” if, for example, where a pass-thru entity is the sole underlying asset, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the Securities the holder had invested the principal amount of the Securities in shares of the underlying asset that is treated as a “pass-thru entity” and sold those shares for their fair market value on the date of a taxable disposition of the Securities. In addition, all or a portion of the gain recognized with respect to the Securities could be “Excess Gain” for Securities purchased for an amount that is less than the principal amount of the Securities or if the return on the Securities is adjusted to take into account any extraordinary dividends that are paid on the shares of the underlying asset. Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Accordingly, it is possible that all or a portion of any gain on the taxable disposition of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction”, which gain would be recharacterized as ordinary income, and subject to an interest charge (or, in the case of an ETF containing gold and/or silver, subject to the tax rate applicable to “collectibles”).

Because the application of the constructive ownership rules to the Securities is unclear, holders are urged to consult their tax advisors regarding the potential application of those rules to an investment in the Securities.

Securities that Provide for Physical Settlement

If the Securities provide for physical settlement and a holder receives shares of an underlying asset upon scheduled expiration of the Securities, the holder should be deemed to have applied the purchase price of its Security toward the purchase of the shares received. Subject to the constructive ownership rules discussed above, a holder should generally not recognize gain or loss with respect to the receipt of the shares. Instead, consistent with the position described above, a holder’s basis in the underlying asset received should equal the price paid to acquire the Security, and that basis will be allocated proportionately among the shares. The holding period for the shares of the underlying asset will begin on the day after receipt. With respect to any cash received in lieu of a fractional share of the underlying asset, a holder will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the tax basis allocable to the fractional share. Alternatively, it is possible that receipt of the share delivery amount could be treated as a taxable settlement of the Securities followed by a purchase of the shares of the underlying asset pursuant to the original terms of the Securities. If the receipt of the share delivery amount is so treated, a holder (i) should recognize capital gain or loss equal to the difference between the fair market value of the shares received at such time plus the cash received in lieu of a fractional share, if any, and the amount paid for the Securities, (ii)

Material U.S. Federal Income Tax Consequences

should take a basis in such shares in an amount equal to their fair market value at such time and (iii) should have a holding period in such shares beginning on the day after beneficial receipt of such shares.

Securities Treated as Income-Bearing Prepaid Derivatives or Prepaid Forwards

Tax Treatment

Consistent with the tax characterization set forth above under “— Securities Treated as Prepaid Derivatives or Prepaid Forwards — Tax Treatment”, a holder should generally realize gain or loss on the taxable disposition of the Securities in an amount equal to the difference between the amount realized (other than pursuant to a coupon or any amount attributable to any accrued but unpaid coupon) at such time and its tax basis in the Securities. A holder’s tax basis in the Securities should generally be the price paid for the Securities. Subject to the discussion on the constructive ownership rules (discussed above under “— Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260”), such recognized gain or loss should generally be long-term capital gain or loss if the Securities have been held for more than one year (otherwise, such gain or loss would be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received upon the taxable disposition of the Securities that could be attributed to an accrued but unpaid coupon, could be treated as ordinary income.

Tax Treatment of Coupons

We intend to treat coupons paid on the Securities (including any coupons paid on or with respect to the scheduled expiration date) as ordinary income includable in income in accordance with each holder’s regular method of accounting for U.S. federal income tax purposes.

Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons

Tax Treatment

Consistent with the tax characterization set forth above under “— Securities Treated as Prepaid Derivatives or Prepaid Forwards — Tax Treatment”, a holder should generally realize gain or loss on the taxable disposition of the Securities in an amount equal to the difference between the amount realized (other than pursuant to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) at such time and its tax basis in the Securities. A holder’s tax basis in the Securities should generally be the price paid for the Securities. Subject to the discussion of the constructive ownership rules discussed above under “—Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260”, such recognized gain or loss should generally be long-term capital gain or loss if the Securities have been held for more than one year (otherwise, such gain or loss would be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received upon the taxable disposition of the Securities that could be attributed to an expected contingent coupon, could be treated as ordinary income. Holders should consult their tax advisors regarding this risk.

Tax Treatment of Contingent Coupons

Although the tax treatment of the contingent coupons is unclear, we intend to treat such contingent coupons (including any contingent coupon paid on or with respect to the scheduled expiration date of the Securities) as ordinary income includable in income in accordance with each holder’s regular method of accounting for U.S. federal income tax purposes. Generally for cash-basis taxpayers, this would require such contingent coupons be included in income when received and for accrual basis taxpayers when the right to, and amount of, such contingent coupon is fixed.

Alternative Treatments for Securities Treated as Any Type of Prepaid Derivative or Prepaid Forward

Although we intend to treat each Security described in this section as a prepaid derivative or forward contract as described above, there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the Securities described in this section. Therefore, it is possible that the IRS could seek to characterize the Securities in a manner that results in tax consequences that are materially different from those described

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above. If the IRS were successful in asserting an alternative treatment of the Securities, the timing and character of income on the Securities could differ materially and adversely from our description herein.

Securities linked to an Underlying Index or a Basket

If an offering of Securities is linked to a basket or an underlying index, if the reference basket or underlying index rebalances or rolls, it is possible that the Securities could be treated as a series of forward contracts, each maturing on the next rebalancing date and/or roll date. If the Securities were properly characterized in such a manner, a holder would be treated as disposing of the Securities on each rebalancing and/or roll date in return for new forward contracts that mature on the next rebalancing and/or roll date, and would accordingly likely recognize capital gain or loss on each rebalancing and/or roll date (which depending on the period between rebalancing or roll dates, could be short-term) equal to the difference between the holder’s basis in the Securities (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date.

Section 1256

If an offering of Securities is linked to an underlying asset that includes a regulated futures contract, for example, a commodities futures contract, it is possible that the IRS could assert that Section 1256 of the Code should apply to the Securities or a portion of the Securities. If Section 1256 were to apply to the Securities, gain or loss recognized with respect to the Securities or the relevant portion of the Securities would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to a holder’s holding period in the Securities. A holder would also be required to mark the Securities (or a portion of the Securities) to market at the end of each year (i.e., recognize gain or loss as if the Securities or the relevant portion of the Securities had been sold for fair market value).

Contingent Payment Debt Instrument

If the Securities have a term greater than one year, it is possible that the Securities could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments as described above under “— Contingent Payment Debt Instruments”.

Contingent Short-Term Debt Instrument

If the Securities have a term of one year or less, it is possible that the Securities could be treated as a single contingent short-term debt instrument. However, there are no specific rules that govern this type of instrument, and therefore, if the Securities were characterized as a single contingent short-term debt instrument, the U.S. federal income tax treatment of the Securities would not be entirely clear.

Securities Providing Short Exposure to an Underlying Asset

If an offering of Securities offers short exposure, even in part, to an underlying asset, the IRS could possibly assert that a holder of such Securities should be treated as entering into a short sale of the underlying asset or any underlying constituent, in which case any gain or loss on such short sale could be short-term capital gain or loss, regardless of the holding period of the Securities.

Other Alternative Treatments

The IRS could also possibly assert that a holder (i) should be treated as owning the components of any underlying asset, (ii) any gain or loss recognized upon the taxable disposition of the Securities should be treated as ordinary gain or loss or short-term capital gain or loss, (iii) should be required to accrue interest income over the term of the Securities or (iv) should be required to include in ordinary income an amount equal to any increase in any underlying asset that is attributable to ordinary income that is realized in respect of the components of any underlying asset, such as interest, dividends or net-rental income. Holders should consult their tax advisors as to the tax consequences of such characterization and any possible alternative characterizations of the Securities for U.S. federal income tax purposes.

Material U.S. Federal Income Tax Consequences

Holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract

Tax Treatment

We may treat certain offerings of Securities as an investment unit consisting of (i) a non-contingent payment debt instrument issued by us to a holder (the “Debt Portion”) and (ii) a put option contract (the “Put Option”) in respect of an underlying asset, which that holder entered into with us on the trade date as part of its initial investment in the Securities for U.S. federal income tax purposes. The applicable supplement will indicate whether we intend to treat a Security in this manner for U.S. federal income tax purposes. This section describes the principal federal income tax consequences of the purchase, beneficial ownership and disposition of a Security that we intend to treat as an investment unit consisting of a Debt Portion and a Put Option for U.S. federal income tax purposes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of Securities with terms that are substantially the same as those described in this section. Accordingly, the proper federal income tax treatment of the Securities described in this section is uncertain. Under one approach, the Securities would be treated as an investment unit consisting of a Debt Portion and a Put Option with respect to the underlying asset. We intend to treat each Security described in this section consistently with this approach, and pursuant to the terms of the Securities, each holder agrees to that treatment for all U.S. federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the Securities described in this section are so treated.

Tax Treatment of Coupons

If the Securities are properly treated as an investment unit consisting of a Debt Portion and Put Option, the Debt Portion of the Securities would likely be treated as having been issued for the principal amount of the Securities and coupons on the Securities would likely be treated in part as payments of interest with respect to the Debt Portion and in part as premium payments for the Put Option. The applicable supplement for each offering of Securities will specify the portion of each coupon that will be allocated to interest on the Debt Portion and to premium on the Put Option.

If the Securities have a term of greater than one year, amounts treated as interest on the Debt Portion would be includible in income in accordance with each holder’s regular method of accounting for interest for U.S. federal income tax purposes. If the Securities have a term of one year or less, amounts treated as interest on the Debt Portion are likely to be subject to the general rules governing interest payments on short-term notes and therefore would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers that elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers who do not elect to accrue interest currently are likely to be required to include interest into income upon receipt of such interest. Amounts treated as premium payments for the Put Option are likely to be initially deferred from inclusion in income and would either be included in income as short-term capital gain upon the maturity of the Securities (regardless of the holder’s actual holding period) or would reduce the tax basis of any amounts received upon the taxable disposition of the Securities. Except as otherwise noted, the discussion below assumes that the payments for the Put Option component will be so treated.

Tax Treatment of Securities upon Scheduled Expiration

The final coupon received upon the scheduled expiration of the Securities would be taxable as described above under “— Tax Treatment of Coupons”. If the Securities provide for physical settlement upon scheduled expiration, a payment in shares of an underlying asset upon the scheduled expiration of the Securities is likely to be treated as (i) payment in full of the principal amount of the Debt Portion, which does not result in the recognition of gain or loss to a holder of the Securities (other than with respect to cash received in lieu of a fractional share, if any) and (ii) the deemed exercise by us of the Put Option with such holder’s purchase of the relevant underlying asset for an amount equal to the principal amount of the

Material U.S. Federal Income Tax Consequences

Securities. A holder’s U.S. federal income tax basis in any underlying asset received (including any fractional share for which cash is received) would equal the principal amount of the Securities less the total amount of payments received for the Put Option and previously deferred as described above. With respect to any cash received in lieu of a fractional share of the underlying asset, such holder should recognize capital gain or loss in an amount equal to the difference between the amount of that cash and the tax basis allocable to the fractional share. Alternatively, it is possible that receipt of shares of an underlying asset is treated as a taxable settlement of the Securities followed by a purchase of the shares of the underlying asset pursuant to the original terms of the Securities. If the receipt of shares of an underlying asset is so treated, a holder should (i) recognize capital gain or loss equal to the fair market value of the shares received at such time plus the cash received in lieu of a fractional share, if any, and the amount paid for the Securities, (ii) take a basis in such shares in an amount equal to their fair market value at such time and (iii) have a holding period in such shares beginning on the day after such shares are beneficially received.

If the Securities provide for cash settlement upon scheduled expiration, in addition to the final coupon, which will be treated as described above, a holder will be deemed to have cash-settled its obligation under the Put Option with a portion of the proceeds of the Debt Portion and would generally recognize short-term capital gain or loss equal to (i) the amount of the cash received (other than the final coupon) on the Debt Portion less (ii) (x) the amount of the Debt Portion less (y) the aggregate premium payments received for the Put Option. The deductibility of capital losses is subject to limitations.

Upon the exercise or cash settlement of a Put Option, a cash method U.S. holder of a short-term obligation that does not elect to accrue acquisition discount in income currently will recognize ordinary income equal to the accrued and unpaid interest on the Debt Portion.

Tax Treatment of Securities upon Sale or Exchange

Upon a sale or exchange of the Securities, a holder would be required to apportion the value of the amount received between the Debt Portion and Put Option on the basis of the relative fair market values thereof on the date of the sale or exchange. The holder would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) its adjusted U.S. federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of the Securities if such holder were an initial purchaser of the Securities). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be capital gain or loss, which would be long-term if the Securities were held for more than one year. The amount of cash that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain or loss with respect to the Put Option (regardless of the holder’s actual holding period). If the value of the Debt Portion on the date of the sale or exchange of the Securities is in excess of the amount received upon such sale or exchange, a holder is likely to be treated as having made a payment to the purchaser equal to the amount of such excess in in exchange for the purchaser’s assumption of the Put Option. In such a case, a holder is likely to recognize short-term capital gain or loss in respect of the Put Option in an amount equal to the difference between the aggregate premium previously received in respect of the Put Option and the amount of the deemed payment made to extinguish the Put Option.

Alternative Treatments

Although we intend to treat each Security described in this section as an investment unit consisting of a debt instrument and a deposit for U.S. federal income tax purposes as described above, there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the Securities described in this section. Therefore, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Securities described above and it is possible that the IRS could seek to characterize the Securities in a manner that results in tax consequences that are materially different from those described above. If the IRS were successful in asserting an alternative treatment of the Securities, the timing and character of income on the Securities could differ materially and adversely from our description herein.

Material U.S. Federal Income Tax Consequences

Contingent Payment Debt Instrument.

If the Securities have a term of more than one year, it is possible that the Securities could be treated as a single debt instrument subject to the special Treasury Regulations governing contingent payment debt instruments as described above under “— Contingent Payment Debt Instruments”.

Contingent Short-Term Debt Instrument.

If the Securities have a term of one year or less, it is possible that the Securities could be treated as a single contingent short-term debt instrument. However, there are no specific rules that govern this type of instrument, and therefore, if the Securities were characterized as a single contingent short-term debt instrument, the U.S. federal income tax treatment of the Securities would not be entirely clear.

Other Alternative Treatments.

Because there is no specific authority that addresses the U.S. federal income tax treatment of the Securities, it is possible that the Securities could be treated in a manner that differs from that described above. For example, it is possible that a holder may be required to include the entire coupon into income when it is received, as described further below under “— Securities Treated as Investment Units Containing a Derivative Contract and a Cash Deposit”. It is also possible that the Securities may be characterized in whole or in part as a notional principal contract.

Securities Treated as Investment Units Containing a Derivative Contract and a Cash Deposit

Tax Treatment

We may treat certain offerings of Securities as an investment unit consisting of (i) a derivative financial contract linked to the underlying asset entered into with us on the trade date (the “Contract”) and (ii) a cash deposit (the “Deposit”) with us equal to the purchase price of the Securities to assure fulfillment of the obligations with respect to the Contract and which Deposit will unconditionally and irrevocably be applied on the scheduled expiration date of the Securities to satisfy such obligation for U.S. federal income tax purposes. The applicable supplement will indicate whether we intend to treat a Security in this manner for U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a Security that we intend to treat as an investment unit consisting of a Contract and a Deposit for U.S. federal income tax purposes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the treatment for U.S. federal income tax purposes of Securities with terms that are substantially the same as those described in this section. Accordingly, the proper federal income tax treatment of the Securities described in this section is uncertain. Under one approach, the Securities would be treated as an investment unit consisting of a Contract and a Deposit with respect to the underlying asset. We intend to treat each Security described in this section consistently with this approach, and pursuant to the terms of the Securities, each holder agrees to such treatment for all U.S. federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the Securities described in this section are so treated.

Under this characterization, upon the taxable disposition of a Security, a holder will generally recognize capital gain or loss equal to the difference between the amount realized on such taxable disposition and the holder’s tax basis in the Security. A holder’s tax basis in a Security will generally equal the purchase price of the Security. Such recognized gain or loss should generally be long-term capital gain or loss if the Securities have been held for more than one year (otherwise, such gain or loss would be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

Tax Treatment of Coupons

Consistent with the above characterization, amounts paid to us in respect to the original issuance of the Securities should be treated as allocable in their entirety to the amount of the Deposit. We intend to treat interest payments on the Securities (including any interest paid on or with respect to the scheduled expiration

Material U.S. Federal Income Tax Consequences

date of such Securities) as ordinary income includable in income in accordance with each holder’s regular method of accounting for U.S. federal income tax purposes.

Alternative Treatments

Due to the absence of authorities that directly address the proper treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Securities described above. If the IRS were successful in asserting an alternative treatment of the Securities, the timing and character of income on the Securities could differ materially and adversely from our description herein.

Constructive Ownership Treatment

To the extent an underlying equity issuer or underlying constituent issuer is treated as a “pass-thru entity” for purposes of Section 1260 (e.g., a partnership (including a master limited partnership), a RIC or trust (such as shares of certain underlying equities that are ETFs), a PFIC, a REIT or certain other ‘‘pass-thru entities’’), it is possible that the Securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Securities were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain recognized upon the taxable disposition of the Securities could be recharacterized as ordinary income and could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We will not attempt to ascertain whether the underlying equity issuer or underlying constituent issuer would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply. Holders should refer to information filed with the SEC or another governmental authority by the underlying equity issuer or underlying constituent issuer.

Contingent Payment Debt Instrument.

If the Securities have a term of more than one year, it is possible that the Securities could be treated as a single debt instrument subject to the special Treasury Regulations governing contingent payment debt instruments as described above under “— Contingent Payment Debt Instruments”.

Contingent Short-Term Debt Instrument.

If the Securities have a term of one year or less, it is possible that the Securities could be treated as a single contingent short-term debt instrument. However, there are no specific rules that govern this type of instrument, and therefore, if the Securities were characterized as a single contingent short-term debt instrument, the U.S. federal income tax treatment of the Securities would not be entirely clear.

Other Alternative Treatments.

Because there is no specific authority that addresses the U.S. federal income tax treatment of the Securities, it is possible that the Securities could be treated in a manner that differs from that described above. For example, it is possible that a holder could be considered the beneficial owner of the underlying asset during the term of the Securities, in which case the Securities could be taxable with regard to any distributions made with respect to such underlying asset, even if the holder does not receive any distributions. It is also possible that the Securities could be treated as a cash settled put option written by the holder and a deposit in cash equal to the amount that holder invested, paid to secure its obligations under the put option. Under this characterization, a holder would be required to accrue interest income (which may exceed any coupons paid in any tax year) on such deposit over the term of the Securities based on the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to such deposit and such a holder may realize short term capital loss upon the scheduled expiration of the Securities.

Material U.S. Federal Income Tax Consequences

Possible Changes in Law for Securities Treated as Prepaid Derivatives, Forwards or Other Executory Contracts

Notice 2008-2

In 2007, the IRS released a notice that may affect the taxation of holders of Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument, such as the Securities, should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of such Securities would ultimately be required to accrue current income and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” under Section 1260 of the Code described above under “Securities Treated as Any Type of Prepaid Derivatives or Prepaid Forward — Section 1260” should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Proposed Legislation

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of an instrument similar to the Securities that is purchased after the bill was enacted to accrue interest income over the term of such Securities even if such Securities provide that there will be no interest payments over their term.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as certain Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of such Securities. Holders are urged to consult their tax advisors regarding the possible changes in law and their possible impact on an investment in such Securities.

Additional Tax Considerations

PFIC Rules

We will not attempt to ascertain whether any underlying equity issuer or underlying constituent issuer would be treated as a PFIC within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a Security. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

Holding Period

If an offering of Securities offer the potential to realize capital gain or loss, it is possible that the IRS could assert that a holder’s holding period in respect of such Securities should end on the date on which the amount payable upon the scheduled expiration of those Securities is determined (e.g. the final valuation date), even though any amounts paid by the issuer in respect of those Securities would not be paid until the scheduled expiration date. In such case, a holder in such Securities may be treated as having a holding period ending prior to the scheduled expiration date, and such holding period may be treated as less than one year even if amounts paid by the issuer on the Securities occurs at a time that is more than one year after the beginning of that holder’s holding period.

Material U.S. Federal Income Tax Consequences

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return, or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to the consequences of the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets

U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities generally should not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause an investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. Holders should consult with their tax advisors regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning or disposing of Securities.

Backup Withholding and Information Reporting

The proceeds received from a taxable disposition of the Securities will be subject to information reporting unless a holder is an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if such holder fails to provide certain identifying information (such as an accurate taxpayer number in the case of a U.S. holder) or meet certain other conditions. A non-U.S. holder that provides a properly executed and fully completed applicable IRS Form W-8, will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

General

Subject to Section 871(m) of the Code and FATCA, discussed below, we generally expect to treat payments made to a non-U.S. holder upon the taxable disposition of the Securities as exempt from U.S. withholding tax and from generally applicable information reporting and backup withholding requirements with respect to payments on the Securities if (i) such non-U.S. holder complies with certain certification and identification requirements as to its non-U.S. status, including providing us (and/or the applicable withholding agent) a fully completed and validly executed applicable IRS Form W-8 and (ii) in the case of Securities wholly or partially treated as indebtedness (including Securities treated as investment units containing a debt instrument and a put option contract or as containing a derivative contract and a cash deposit), such non-U.S. holder is unrelated to us and is not a bank, and the interest is not contingent within the meaning of Section 871(h)(4) of the Code.

Material U.S. Federal Income Tax Consequences

In general, gain realized on a taxable disposition of the Securities by a non-U.S. holder will not be subject to federal income tax, unless:

➢the gain with respect to the Securities is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S.;

➢the non-U.S. holder is a nonresident alien individual who holds the Securities as a capital asset and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition (including but not limited to disposition by sale, exchange, redemption, or repayment of principal at maturity) and certain other conditions are satisfied; or

➢the non-U.S. holder has certain other present or former connections with the U.S.

If the gain realized on a taxable disposition of the Securities by the non-U.S. holder is described in either of the three preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Notwithstanding the above, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Securities. The risk that payments on the Securities could be subject to U.S. withholding tax is higher for “Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” and other Securities providing for the payment of interest during their term. Further, if we determine that there is a material risk that we will be required to withhold on any payments on the Securities, we may withhold on any such payments to a non-U.S. holder at a 30% rate, unless such non-U.S. holder has provided to us (and/or the applicable withholding agent) with (i) a valid IRS Form W-8ECI or (ii) a valid IRS Form W-8BEN or W-8BEN-E claiming tax treaty benefits that reduce or eliminate withholding. If we elect to withhold and such non-U.S. holder has provided us with a valid IRS Form W-8BEN or W-8BEN-E claiming tax treaty benefits that reduce or eliminate withholding, we may nevertheless withhold up to 30% on any payments if there is any possible characterization of the payments that would not be exempt from withholding under the treaty.

In addition, as described above under “— Possible Changes in Law for Securities Treated as Prepaid Derivatives, Forwards or Other Executory Contracts” in 2007, the IRS released a notice that may affect the taxation of holders of Securities treated as prepaid forward contracts and similar derivatives. According to Notice 2008-2, the IRS and the Treasury are actively considering whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals. Holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

We will not pay any additional amounts on account of any withholding tax.

For Securities Linked to an Underlying Equity or Underlying Index Containing Equity Securities

Section 897.

We will not attempt to ascertain whether any underlying equity issuer or any underlying constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) or whether the Securities should be treated as “United States real property interests” (“USRPI”), each as defined in Section 897 of the Code. If any underlying equity issuer, any underlying constituent issuer or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to U.S. federal income tax on a net basis (and an obligation of the non-U.S. holder to file a U.S. federal income tax return) and the gross proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying equity issuer or any underlying constituent issuer as a USRPHC or the Securities as USRPI.

Material U.S. Federal Income Tax Consequences

Section 871(m).

The Treasury has issued regulations under which a 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more U.S.-source dividend-paying equity securities or indices containing U.S.-source dividend-paying equity securities (an “871(m) Specified ELI”). The withholding tax can apply even if the 871(m) Specified ELI does not provide for payments that reference dividends. Under these regulations, the withholding tax generally will apply to 871(m) Specified ELIs (or a combination of 871(m) Specified ELIs treated as having been entered into in connection with each other) issued (or reissued, as discussed below) on or after January 1, 2018, but will also apply to certain 871(m) Specified ELIs (or a combination of 871(m) Specified ELIs treated as having been entered into in connection with each other) that have a delta of one (“Delta-One Specified ELIs”) issued (or reissued, as discussed below) on or after January 1, 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to 871(m) Specified ELIs that are not Delta-One Specified ELIs and are issued before January 1, 2023.

The 30% withholding tax may also apply if the Securities are deemed to be reissued for tax purposes upon the occurrence of certain events affecting an underlying asset, any underlying constituents or the Securities, and following such occurrence the Securities could be treated as Delta-One Specified ELIs that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other Section 871(m) tax could apply to the Securities under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of an underlying asset, any underlying constituents or the Securities. Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, non-U.S. holders are urged to consult their tax advisors regarding the potential application of Section 871(m) of the Code to the Securities (including in the context of their other transactions in respect of an underlying asset or the Securities, if any) and the 30% withholding tax to an investment in the Securities.

Physically Settled Securities.

This discussion does not address the U.S. federal income tax consequences to non-U.S. holders of holding or disposing of any underlying asset received in connection with an investment in Securities providing for physical settlement. Such consequences may be adverse. For example, a non-U.S. holder may be treated as subject to U.S. withholding tax on dividends received on any U.S. underlying asset received. Further, to the extent an underlying asset received represents an interest in a partnership, a non-U.S. holder may be subject to other adverse U.S. federal income tax consequences, including being (i) treated as engaged in trade or business in the U.S. as a result of holding such underlying asset, (ii) subject to withholding on actual distributions on such underlying asset, (iii) required to file a U.S. tax return to report its share of effectively connected income with respect to such trade or business, (iv) required to pay U.S. federal income tax at ordinary rates on such effectively connected income (v) subject to U.S. federal income tax on the sale or disposition of the underlying asset to the extent the holder recognizes gain on the sale or disposition of the asset and such gain is effectively connected with a U.S. trade or business, and (vi) to the extent any portion of the gain on a sale or disposition of the underlying asset would be effectively connected U.S. trade or business income, subject to withholding on the amount realized from the sale or disposition. A non-U.S. holder might also be subject to U.S. tax to the extent interests in the underlying asset are considered USRPI and possibly subject to withholding on its share of dividends received from issuers of underlying equities that are U.S. corporations. Other adverse tax consequences are possible. Non-U.S. holders should carefully review the potential tax consequences to non-U.S. holders that are set forth in the prospectus for the relevant underlying asset and should consult their tax advisors concerning the application of U.S. federal income tax laws to the beneficial ownership of any underlying asset received at maturity.

Material U.S. Federal Income Tax Consequences

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by Notice 2008-2) and any shares of an underlying asset received, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of any underlying equity issuer and/or any underlying constituent issuers, as applicable).

Certain ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of Securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Securities will not constitute or result in a non-exempt prohibited transaction. In addition, any such Plan also will be deemed to have represented that none of us, UBS Securities LLC or any other of our affiliates is a fiduciary in connection with the acquisition, holding and disposition of the Securities, or as a result of the exercise by us or our affiliates of any rights in connection with the Securities.

Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable supplement. UBS Securities LLC intends to resell the offered Securities at the applicable original issue price to public. UBS Securities LLC may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC. In the future, we and/or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus and “Supplemental Plan of Distribution (Conflicts of Interest)” in the applicable supplement.

UBS may use this product supplement and the accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest —UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.

Prohibition of Sales to EEA & UK Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.